As filed with the Securities and Exchange Commission on March 28, 2023

Registration No. -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BUSINESS WARRIOR CORP.

Wyoming	7372	90-1901168
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.

455 E Pebble Road - #230912

Las Vegas, NV

(855) 294-2900

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

 Northwest Registered Agent, LLC.

401 Ryland St., STE 200-A

Reno, NV, 89502

 (Name, address, including zip code, and telephone number, including area code, of agent service)

Copies to:

Jonathan Leinwand, Esq.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd., Suite 200

Aventura, FL 33160

Phone: 954-903-7856

Fax: 954-252-4265

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Selling Stockholders is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2023

PRELIMINARY PROSPECTUS

BUSINESS WARRIOR CORPORATION

192,413,263 Shares OF COMMON STOCK

This prospectus relates to the resale of up to 192,413,263 shares of common stock, par value $0.001 per share (the “Common Stock”), of Business Warrior Corp. (the “Company”, “we”, “us”, or “our”) by the selling security holders identified in this prospectus under the caption “Selling Security Holders” Selling Stockholders of up to 192,413,263 shares of our common stock which are issuable upon the exercise of outstanding warrants (the “Warrants"). We previously issued the Warrants to the Selling Securityholders in a private placement, pursuant to a Securities Purchase Agreement, dated October 11, 2022, as amended from time to time.

The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock or interests in their common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the common stock by the Selling Securityholders. However, Business Warrior will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 24 and “Plan of Distribution” beginning on page 25 of this prospectus for more information.

Our Common Stock is presently quoted on OTC Markets Group Inc. OTC Venture Market (“OTC Markets”) under the symbol “BZWR.” On March 20, 2023, the last reported sale price of our Common Stock on OTC Markets was 0.0083 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2023

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ABOUT THIS PROSPECTUS

The registration statement on Form S-1, of which this prospectus forms a part and that we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus.

Additionally, we incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.” You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the Selling Stockholders has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Selling Stockholders are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholders have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus and any free writing prospectus related to this Offering are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “Business Warrior,” the “Company,” “we,” “us” and “our” refer to Business Warrior Corp. and our subsidiaries. We have registered our name, logo and the trademarks “Business Warrior” and related trademarks in the United States. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be.

●	Our Business

○	We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

○	We may not be able to continue as a going concern.

○	If we are unable to successfully compete in the marketplace, our business and financial condition could be materially adversely affected.

○	As regulation of cryptocurrencies is evolving, we may be negatively impacted by regulatory changes

○	Our business and strategic plans may require funding.

○	Our limited operating history does not afford investors a sufficient history on which to base an investment.

○	We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

○

If we fail to manage growth or prepare for product scalability and integration effectively, it could have an adverse effect on our employee efficiency, product quality, working capital level and results of operations.

○	Our management team may not be able to successfully implement our business strategies.

○

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited, and our business harmed with a material adverse effect on our business, financial condition and results of operations.

○

Our financial results may not meet the expectation of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

○

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of August 31, 2022. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

○	We are operating in a highly competitive market and we are unsure as to whether there will be any consumer demand for our services.

○	There is no assurance that the Company will operate profitability or will generate positive cash flow.

○	We may be unsuccessful in our efforts to use digital and other viral marketing to expand customer awareness of our services.

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●	The Securities Markets and Investments in Our Securities

○	General securities market uncertainties resulting from COVID-19 and the Russian invasion of Ukraine.

○	Our executive officers and certain stockholders possess significant voting power, and through this ownership, could influence our Company and our corporate actions.

○	Liquidity of our common stock has been limited.

○	Our stock price may be volatile.

○	Our common stock is subject to price volatility unrelated to our operations.

○	A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

○

Sales of our currently issued and outstanding common stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

○	Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

○	If we issue additional shares or derivative securities in the future, it may result in the dilution of our existing shareholders.

○	We do not plan to declare or pay any dividends to our stockholders in the near future.

○	The requirements of being a public company may strain our resources and distract management.

○

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and effect reported results of operations. “Penny Stock” rules may make buying or selling our common stock difficult.

In addition, risks related specifically to this offering are presented in the Risk Factors section of this prospectus on page 13.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

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BUSINESS WARRIOR

The Source for Success and Long-Term Growth for Businesses

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Business Warrior empowers small businesses to make data-driven decisions through our suite of solutions:

SaaS Platform for Business Growth

Organic Marketing & Advertising

Next-generation lending technology

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We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Structure and History

Business Warrior Corp. (“Business Warrior”, “BZWR”, “we,” “us,” “our,” and the “Company”) comprises the former Kading Companies, and Bluume, LLC. Business Warrior was originally incorporated under the name Kading Companies, S.A., under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. Kading Companies was traded on the Pink Sheets of the OTC Markets under the stock ticker KDNG. On January 27, 2020, Kading Companies was redomiciled in Wyoming. Bluume, LLC was founded in 2014 and was a sales and marketing organization that provided small businesses with basic advertising, merchant services, white label Point of Sale systems, and business analytics software. On January 31, 2020, Bluume, LLC completed a triangular reverse merger with Kading Companies (formerly KDNG) and changed its name to Business Warrior™. It is currently an active corporation in the state of Wyoming. The previous Bluume team took over all operations of the company and formed a new business plan, which replaced all former plans of the previous management team at Kading Companies. In July 2020, the company changed its stock ticker to BZWR. On March 18, 2022, we acquired Helix House, a premium marketing agency that provides small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), and social media content. Additionally, on June 8, 2022, we acquired FluidFi Inc, dba Alchemy Technology (“Alchemy”), a lending technology company that builds fully customized lending end-to-end lending solutions. It is through the combination of Helix House, Alchemy, and Business Warrior’s experience that the Company introduced a full-service lending as a service solution known as PayPlan: a comprehensive lending software platform that includes marketing services to drive profitability for lenders and businesses. PayPlan is the company’s flagship offering. Our website is https://businesswarrior.com/.  Information contained on our website does not constitute part of and is not incorporated into this prospectus.

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Company Overview

Businesses and the flow of capital drive our economy, employ our friends and families, and shape the communities around us. We continually enhance our software-as-a-service (SaaS) platform to improve lenders’ and businesses’ ability to make decisions that will lead to more customers, increase revenues and profitability, and obtain growth capital through business and consumer loans. Business Warrior integrates advertising performance, financial data, and funding as a key source of success and growth for businesses. Business Warrior created an online Software-as-a-Service (SaaS) platform to facilitate this growth objective. By helping businesses solve two of their biggest growth obstacles, i.e., customer acquisition and profitability, we have become a leading source for business growth.

Our flagship product, PayPlan, is an end-to-end lending software platform that offers a comprehensive suite of services for loan origination, automated underwriting (decision engine), loan management, and applicant communication. Our platform includes marketing services to help businesses attract and manage applicants effectively. What sets PayPlan apart is our advanced predictive modeling technology that allows businesses to make informed lending and marketing decisions. By analyzing thousands of online data points from both businesses and consumers, we provide our PayPlan users with tailored lending and marketing recommendations that can help increase their profitability and chances of success.

Our platfor is designed to facilitate the flow of capital from lenders and fintech organizations to businesses and consumers. PayPlan offers numerous benefits, including the ability to attract qualified borrowers, reduce fraud, distribute capital to the right people and businesses, and provide lenders with the tools to manage their capital effectively. By maximizing profits on the total money lent, PayPlan helps businesses and consumers achieve their financial goals.

Lenders, banks, fintechs and businesses choose PayPlan for a comprehensive lending software platform that offers unparalleled predictive modeling technology, customized lending and marketing recommendations, and streamlined management tools for maximum profitability.

One of our core pieces of underlying technology is a baseline scoring mechanism called the Business Warrior Score. Like a personal credit score, the Business Warrior Score is a benchmark for business success. The Business Warrior Score is how we uncover growth opportunities for businesses that we provide marketing services to and it is a unique component to how we monitor risk in PayPlan for our business clients that are lending money or facilitating new loans. We tie all of our services together through our technology including lending solutions, custom software development, premium marketing services , and other strategic revenue opportunities.

Our PayPlan and funding solutions create a healthy appetite for strategic partnerships and new streams of revenue. It is through these partnerships that we evaluate possible acquisitions of other companies. Beyond looking at a company’s revenue, growth potential, and team, we look for ways that our technology would improve and grow our SaaS user base. We look for acquisitions to implement our technology and marketing solutions to increase higher retention rates and grow our SaaS platform, which in turn boosts our revenues. Acquisitions have enabled us to fast track our growth, add product solutions to our platform, expand our reach, supplement our team, and fulfill our corporate mission.

Corporate Information

Business Warrior Corporation was originally incorporated under the name Kading Companies, S.A. under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. On January 31, 2020, following an acquisition of Bluume LLC, dba Business Warrior, we redomiciled to the state of Wyoming and changed our name to Business Warrior Corporation. Our website address is https://businesswarrior.com/. Information contained on our website is not a part of this prospectus or the registration statement of which it forms a part.

Business Warrior, Business Warrior Funding, the Business Warrior logo, and other trade names, trademarks, or service marks of Business Warrior appearing in this prospectus are the property of Business Warrior. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

For a more thorough discussion of the Company’s business, see “Business” on page 36.

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THE OFFERING

Issuer	Business Warrior Corp,

Common Stock offered by the Selling Stockholders	Up to 192,413,263 shares of our Common Stock, issuable upon the exercise of the Warrants

Common Stock outstanding prior to this Offering	465,618,093 shares (as of March 22, 2023)*

Common Stock outstanding immediately after this Offering	658,031,356 shares*

Trading symbol	Our Common Stock is currently listed on OTC Markets under the symbol “BZWR.”

Offering Price	The Selling Stock Holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

Use of proceeds

We will not receive any proceeds from the sale of shares of common stock offered by the Selling Securityholders under this prospectus. However, Business Warrior will receive the proceeds of any cash exercise of the Warrants. We intend to use any proceeds from the Selling Stockholders Warrant exercises that we receive for working capital, strategic and general corporate purposes. See “Use of Proceeds” on page 24 for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 13.

* The above discussion excludes:

●	A number of shares of Common Stock issuable from the conversion of Series B and Series C preferred

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RISK FACTORS

An investment in our common stock involves a high degree of risk, including the potential loss of all or part of your investment. Before making an investment decision to purchase our common stock, you should carefully read and consider all the risks and uncertainties described below, some of which may be exacerbated by COVID-19, as well as other information included in this prospectus and the information incorporated by reference into this prospectus. The occurrence of any of the following risks or additional risks and uncertainties that are currently immaterial or unknown could have a material adverse effect on our business, results of operations, and financial condition and the price of our Common Stock could decline, and you may lose all or part of your investment. The following risk factors are not necessarily presented in order of relative importance and should not be considered to represent a complete set of all potential risks that could affect us. This prospectus contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of specific factors, including the risks and uncertainties described below. See Cautionary Statement Regarding Forward-Looking Statements

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Related to this Offering

Exercise of the Warrants by the Selling Stockholders may cause substantial dilution to our existing stockholders, the sale of the shares of our common stock acquired by the Selling Stockholders could cause the price of our common stock to decline.

This registration statement relates to an aggregate amount of 192,413,263 shares of our common stock that we may issue to the Selling Stockholders upon exercise of the Warrants from time to time. The number of shares ultimately offered for sale to the Selling Stockholders under this prospectus is dependent upon the number of shares for which the Selling Stockholders seeks to exercise under the Warrants.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in another offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, warrants and convertible preferred shares, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Management will have broad discretion as to the use of the proceeds from the Offering and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the Offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

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Risks related to our Business

Our growth is dependent on our ability to retain existing customers and secure additional subscriptions, cross-sell opportunities from existing customers, and customer attrition or downgrades could harm our future operating results.

Our ability to grow revenue and achieve profitability depends, in part, on customer renewals, upgrades and cross-sales to existing customers exceeding downgrades and customer attrition. However, we may not be able to increase our penetration within our existing customer base as anticipated and we may not otherwise retain subscriptions from existing customers. Our customers may choose to not renew or upgrade their subscriptions, or may downgrade, because of several factors, including dissatisfaction with our prices, features or performance relative to competitive offerings, reductions in our customers’ spending levels, unused services or volume or limited adoption or use of our applications. In addition, we may not be successful in cross-selling new applications to our existing customers. If our customers do not upgrade or renew their subscriptions or purchase additional applications from us, or if they downgrade their subscriptions, our revenue may grow more slowly than expected or may decline, and our financial performance may be adversely affected.

Any failure to offer high-quality customer service may adversely affect our relationships with our customers and our financial results.

Our customers depend on our fulfillment organization to manage the post-sale customer lifecycle, including to implement new applications for our customers, provide training and ongoing education services and resolve technical issues relating to our applications. We may be unable to respond quickly enough to accommodate short-term increases in demand for our managed services (Marketplace). We also may be unable to modify the format of our managed services to compete with changes in similar services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the reliable functional operation of our applications, our business reputation and positive recommendations from our existing customers. Any failure to maintain high-quality customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers and our business, operating results and financial position.

If the market for lending software develops more slowly than we expect, or declines, our business could be adversely affected.

The market for cloud-based software applications is not as mature as the market for legacy on-premise enterprise systems, and it is uncertain whether cloud-based software will achieve and sustain high levels of customer demand and market acceptance. Our success will depend to a substantial extent on increased adoption of cloud-based software, and of our software applications in particular. We do not know whether the adoption of cloud-based software will continue to grow and displace manual processes and traditional tools. It is difficult to predict customer adoption rates and demand for our applications, the future growth rate and size of the cloud-based software application market or the entry of competitive products. The expansion of the cloud-based software application market depends on a number of factors, including the cost, performance and perceived value, as well as the ability of cloud-based software companies to address security and privacy concerns. If other cloud-based software providers experience security incidents, loss of customer data, disruptions in delivery or other problems, the market for cloud-based software applications as a whole, including our software, may be negatively affected. If cloud-based software applications do not achieve widespread adoption, or there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions, security or privacy concerns, competing technologies and products, decreases in business spending or otherwise, our revenues may decrease and our business could be adversely affected.

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Failure to maintain and expand our sales organization may negatively impact our revenue growth.

We sell our managed services solutions primarily through a direct sales organization comprised of inside sales and business development personnel. In addition, we have an indirect sales organization, which sells to distributors and value-added resellers. Growing sales to both new and existing customers is in part dependent on our ability to maintain and expand our sales force. Identifying, recruiting, and training additional sales personnel requires significant time, expense and attention. It can take several weeks or longer before our sales representatives are fully trained and productive. Our business may be adversely affected if our efforts to expand and train our sales organization do not generate a corresponding increase in revenue. In particular, if we are unable to hire, develop and retain sales personnel or if our new sales personnel are unable to achieve expected sales productivity levels in a reasonable period of time or at all, our revenue may grow more slowly than expected or decline and our business may be harmed.

If we are unable to increase market awareness of our company and our applications, our revenue may not continue to grow, or may decline.

Market awareness of our company and our applications is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in creating market awareness of our company and our applications, our revenue may grow more slowly than expected or may decline and our financial performance may be adversely affected.

The markets in which we participate are intensely competitive, and if we do not compete effectively, our operating results could be adversely affected.

The overall market for cloud-based software is rapidly evolving and subject to changing technology, shifting customer needs and frequent introductions of new applications. The intensity and nature of our competition varies significantly. Many of our competitors and potential competitors are larger and have greater brand name recognition, longer operating histories, larger marketing budgets and significantly greater resources than we do. Some of our smaller competitors may offer applications on a stand-alone basis at a lower price than us due to lower overhead or other factors, while some of our larger competitors may offer applications at a lower price in an attempt to cross-sell additional products in the future or retain a customer using a different application.

We believe there are a limited number of direct competitors that provide a comprehensive cloud-based software offering and managed services. However, we face competition both from point solution providers, including legacy on-premise enterprise systems, and other cloud-based software vendors that may address one or more of the functional elements of our applications, but are not designed to address a broad range of the small business’s needs. In addition, we face competition from manual processes and traditional tools, such as paper-based techniques, spreadsheets, email and “word-of-mouth" marketing.

Any disruption of service at the data centers that house our equipment and deliver our software applications could harm our business.

While we procure and operate all infrastructure equipment delivering our applications, third parties operate the data centers that we use. While we control and have access to our servers and all the other components of our network that are located in our external data centers, we do not control the operation of these data centers and we are therefore vulnerable to disruptions, power outages or other issues the data centers experience. We may experience interruptions, delays and outages in service and availability from time to time.

The owners of our data centers have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data centers, and we may incur significant costs and possible service interruption in connection with doing so.

Our data centers are vulnerable to damage or interruption from human error, malicious acts, earthquakes, hurricanes, tornados, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, a decision to close the data centers without adequate notice or other unanticipated problems could result in lengthy interruptions in availability of our applications.

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Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our applications could harm our reputation and may damage our customers’ businesses. Interruptions in availability of our applications might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or decide not to renew their subscriptions with us.

If we fail to adequately manage our data center infrastructure capacity, our existing customers may experience service outages and our new customers may experience delays in the deployment of our applications.

We have experienced significant customer growth, which increases the amount of data, data processing, and bandwidth needed to run our service. We aim to maintain sufficient capacity in our operations infrastructure to meet the needs of all of our customers. However, preparing data center infrastructure expansion requires time and resources. If we do not accurately predict our infrastructure capacity requirements with sufficient lead time, our customers could experience service impairment that may subject us to financial penalties and could cause us to lose customers. If our data center infrastructure capacity fails to keep pace with increased subscriptions, customers may experience delays or reductions in the quality of our service as we seek to obtain additional capacity, which could harm our reputation and harm our business.

Security breaches may harm our business.

Our applications may involve the storage and transmission of our customers’ proprietary and confidential information, including personal or identifying information regarding their employees and customers. Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, damage to our reputation, early termination of our contracts, litigation, regulatory investigations, indemnity obligations or other liabilities. If our security measures or those of our third-party data centers are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to customer data, our reputation will be damaged, our business may suffer and we could incur significant liability. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any or all of these issues could negatively affect our ability to attract new customers, cause existing customers to elect not to renew or upgrade their subscriptions, result in reputational damage or subject us to third-party lawsuits, regulatory fines or other action or liability, which could adversely affect our operating results.

Our success depends on our ability to adapt to technological change and continue to innovate.

The overall market for cloud-based software is rapidly evolving and subject to changing technology, shifting customer needs and frequent introductions of new applications. Our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to develop or acquire new applications and enhance and improve existing applications. To achieve market acceptance for our applications, we must effectively anticipate and offer applications that meet changing customer demands in a timely manner. Customers may require features and capabilities that our current applications do not have. We may experience difficulties that could delay or prevent our development, acquisition or implementation of new applications and enhancements.

If we are unable to successfully develop or acquire new cloud-based capabilities and functionality, enhance our existing applications to anticipate and meet customer preferences, sell our applications into new markets or adapt to changing industry standards in cloud-based software, our revenue and results of operations would be adversely affected.

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Adverse economic conditions may reduce our customers’ ability to spend money on information technology or cloud-based software, or our customers may otherwise choose to reduce their spending on information technology or cloud-based software, which may adversely impact our business.

Our business depends on the overall demand for information technology and cloud-based software spend and on the economic health of our current and prospective customers. If worldwide economic conditions become unstable, our existing customers and prospective customers may re-evaluate their decision to purchase our applications. Weak global economic conditions or a reduction in information technology or cloud-based software spending by our customers, could harm our business in a number of ways, including longer sales cycles and lower prices for our applications.

We rely on third-party software that is required for the development and deployment of our applications, which may be difficult to obtain or which could cause errors or failures of our applications.

We rely on software licensed from or hosted by third parties to offer our applications. In addition, we may need to obtain licenses from third parties to use intellectual property associated with the development of our applications, which might not be available to us on acceptable terms, or at all. Any loss of the right to use any software required for the development, maintenance, and delivery of our applications could result in loss of functionality in our applications until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party software could result in errors or a failure of our applications, which could harm our business.

If our applications contain serious errors or defects we may lose revenue and market acceptance and we may incur costs to defend or settle product liability claims.

Complex software applications such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Our current and future applications may contain serious defects.

Since our customers use our applications for critical business purposes, defects or other performance problems could negatively impact our customers and could result in:

•	loss or delayed market acceptance and sales;
•	sales credits or refunds for prepaid amounts related to unused subscription services;
•	cancelled contracts and loss of customers;
•	diversion of development and customers service resources; and
•	injury to our reputation.

The costs incurred in correcting any material errors or defects might be substantial and could adversely affect our operating results. Although our customer agreements typically contain provisions designed to limit our exposure to certain of the claims above, existing, or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a product liability claim brought against us would likely be a distraction to management, time-consuming and costly to resolve, and could seriously damage our reputation in the marketplace, making it harder for us to sell our applications. Additionally, our errors and omissions insurance may be inadequate or may not be available in the future on acceptable terms, or at all, and our policy may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

If we fail to integrate our applications with other software applications and competitive or adjacent offerings that are developed by others, or fail to make our applications available on mobile and other handheld devices, our applications may become less marketable, less competitive or obsolete and our operating results could be harmed.

Our applications integrate with a variety of other software applications, and with competing and adjacent third-party offerings, and we need to continuously modify and enhance our platform to adapt to changes in cloud-enabled hardware, software, networking, browser and database technologies. Any failure of our applications to integrate effectively with other software applications and product offerings could reduce the demand for our applications or result in customer dissatisfaction and harm to our business. If we are unable to respond to changes in the applications and tools with which our applications integrate in a cost-effective manner, our applications may become less marketable, less competitive or obsolete. Competitors may also impede our attempts to create integration between our applications and competitive offerings, which may decrease demand for our applications. In addition, an increasing number of individuals within organizations are utilizing devices other than personal computers, such as mobile phones, tablets and other handheld devices, to access the Internet and corporate resources and to conduct business. If we cannot effectively make our applications available on these devices, we may experience difficulty attracting and retaining customers.

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If we fail to develop and maintain relationships with third parties, our business may be harmed.

Our business depends in part on the development and maintenance of technology integration, joint sales and reseller relationships. Maintaining relationships with third parties requires significant time and resources, as does integrating third-party content and technology. Further, third parties may not perform as expected under any relationships that we may enter into, and we may have disagreements or disputes with third parties that could negatively affect our brands and reputation. If we are unsuccessful in establishing or maintaining relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our operating results could suffer.

Our use of open-source software could negatively affect our ability to sell our applications and subject us to possible litigation.

A portion of our applications incorporate open-source software, and we expect to continue to incorporate open-source software in the future. Few of the licenses applicable to open-source software have been interpreted by courts, and their application to the open-source software integrated into our proprietary software may be uncertain. Moreover, we cannot provide any assurance that we have not incorporated additional open-source software in our applications in a manner that is inconsistent with the terms of the license or our current policies and procedures. If we fail to comply with these licenses, we may be subject to certain requirements, including requirements that we offer our applications that incorporate the open-source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open-source software and that we license such modifications or derivative works under the terms of applicable open-source licenses. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our applications that contained the open source software and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of our applications. In addition, there have been claims challenging the ownership of open-source software against companies that incorporate open-source software into their products. As a result, we could be subject to suits by parties claiming infringement due to the reliance by our applications on certain open-source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our applications.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in our industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, and to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement claims. We do not have a significant patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third-party that claims that our applications infringe its rights, the litigation could be expensive and could divert our management resources.

In addition, in most instances, we have agreed to indemnify our customers against claims that our applications infringe the intellectual property rights of third parties. Our business could be adversely affected by any significant disputes between us and our customers as to the applicability or scope of our indemnification obligations to them. Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

•	cease selling or using applications that incorporate the intellectual property that we allegedly infringe;
•	make substantial payments for legal fees, settlement payments or other costs or damages;
•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or
•	redesign the allegedly infringing applications to avoid infringement, which could be costly, time-consuming or impossible.

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If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Changes in laws or regulations related to the Internet may diminish the demand for our applications and any failure of the Internet infrastructure could have a negative impact on our business.

We deliver our cloud-based applications through the Internet. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting data privacy and the use of the Internet. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the Internet or on commerce conducted via the Internet. Increased enforcement of existing laws and regulations, as well as any laws, regulations or changes that may be adopted or implemented in the future, could limit the growth of the use of cloud-based applications or communications generally, result in a decline in the use of the Internet and the viability of cloud-based applications such as ours and reduce the demand for our applications.

The success of our cloud-based software applications depends on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as the timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the amount of traffic and may be unable to support such demands. In addition, problems caused by viruses, worms, malware and similar programs may harm the performance of the Internet. Any outages and delays in the Internet could reduce the level of usage of our services, which could materially adversely affect our business, financial condition, results of operations and prospects.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our applications and adversely affect our business.

Our customers may use our applications in the future to collect, use and store personal or identifying information regarding their customers and employees. Federal, state and foreign government bodies and agencies have adopted, are considering adopting or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from individuals. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our applications and reduce overall demand, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our customers to resist providing the personal data necessary to allow them to use our applications effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our applications in certain industries. All of these legislative and regulatory initiatives may adversely affect our customers’ ability to process, handle, store, use and transmit demographic and personal information from their customers and employees, which could reduce demand for our applications.

In addition to government activity, privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of personal information were to be curtailed in this manner, our applications would be less effective, which may reduce demand for our applications and adversely affect our business.

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We may become subject to additional compliance costs as data protection laws evolve worldwide.

In certain instances, the Company is or may become subject to applicable privacy and data protection laws and regulations. The laws and regulations relating to privacy and data protection are evolving, may impose inconsistent or conflicting standards among jurisdictions, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the EU data protection regime, the General Data Protection Regulation (“GDPR”) became effective on May 25, 2018, and, in addition to imposing stringent obligations relating to privacy, data protection, and information security, authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some types of violations. Although we do not currently focus our marketing efforts in Europe, nor do we currently have a meaningful European customer base, in the future, as we grow, we may need to incur additional costs to comply with GDPR.

Further, on January 1, 2020, the California Consumer Privacy Act, or CCPA, went into effect. CCPA, among other things, requires covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of certain sales of personal information. CCPA’s applicability to our operations depends in part on our revenue size and the location of our customer base. The CCPA provides for civil penalties for violations, as well as a private right of action that may increase related litigation. As CCPA is a relatively new regulation, we cannot yet fully predict the impact of the CCPA on our business or operations, but it may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply.

In addition to government regulation, privacy advocates and industry groups may propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards or to facilitate compliance with such standards. We also expect that there will continue to be new proposed laws, regulations and standards relating to privacy and data protection in various jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future restrictions on the collection, use, sharing or disclosure of data, or associated requirements, could require us to incur additional costs or modify our platform, possibly in a material manner, which we may be unable to achieve in a commercially reasonable manner or at all, and which could limit our ability to develop new features. Because the interpretation and application of laws, standards, contractual obligations, and other obligations relating to privacy and data protection are uncertain, it is possible that these laws, standards, contractual obligations, and other obligations may be interpreted and applied in a manner that is inconsistent with our current data management practices, our privacy, data protection, or data security policies or procedures, or the features of the Business Warrior network.

Any violations of laws and regulations relating to privacy, data protection, or the safeguarding of private information could subject our Company or any users to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could also result in negative publicity and harm to our or our users’ reputations. Any such violations also could adversely affect our ability to develop and successfully commercialize our products.

Risks Related to our Lending Software Product

Worsening economic conditions may result in decreased demand for our lending software, cause our clients’ customers’ default rates to increase and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism and catastrophes.

Our customers are small businesses. Accordingly, our customers have historically been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for our lending platfrom by potential customers or higher default rates by our existing customers. If a customer defaults on a loan payable to us, the loan enters a collections process where our systems and collections teams initiate contact with the borrower for payments owed. If a loan is subsequently charged off, we generally sell the loan to a third-party collection agency and receive only a small fraction of the remaining amount payable to us in exchange for this sale.

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There can be no assurance that economic conditions will remain favorable for our business or that demand for our loans or default rates by our customers will remain at current levels. Reduced demand for our loans or our customers’ loans would negatively impact our growth and revenue, while increased default rates by our clients’ customers may inhibit access to capital, hinder the growth of our Business Warrior platform and negatively impact our profitability. Furthermore, we have received many applications from potential customers who do not satisfy the requirements for a Business Warrior Funding loan. If an insufficient number of qualified businesses and consumers apply for our loans, and our clients’ loans, our growth and revenue could decline.

If the information provided by customers to us is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan and our operating results may be harmed.

Our lending decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, the Business Warrior Score may not accurately reflect the associated risk. In addition, data provided by third-party sources is a significant component of the Business Warrior Score and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business and operating results.

In addition, we use identity and fraud checks analyzing data provided by external databases to authenticate each customer’s identity. There is a risk, however, that these checks could fail, and fraud may occur. We may not be able to recoup funds underlying loans made in connection with inaccurate statements, omissions of fact or fraud, in which case our revenue, operating results and profitability will be harmed. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impact our operating results, brand and reputation and require us to take steps to reduce fraud risk, which could increase our costs.

Our current level of interest rate spread may decline in the future. Any material reduction in our interest rate spread could reduce our profitability.

We earn a substantial majority of our revenues from interest payments on the loans we make to our customers. The interest rates we charge to our customers and pay to our lenders could each be affected by a variety of factors, including access to capital based on our business performance, the volume of loans we make to our customers, competition and regulatory requirements.

These interest rates may also be affected by a change over time in the mix of the types of products we sell to our customers and investors and a shift among our channels of customer acquisition. Interest rate changes may adversely affect our business forecasts and expectations and are highly sensitive to many macroeconomic factors beyond our control, such as inflation, recession, the state of the credit markets, changes in market interest rates, global economic disruptions, unemployment and the fiscal and monetary policies of the federal government and its agencies. Any material reduction in our interest rate spread could have a material adverse effect on our business, results of operations and financial condition.

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

The regulatory environment in which lending institutions operate has become increasingly complex, and following the financial crisis of 2008, supervisory efforts to enact and apply relevant laws, regulations and policies have become more intense. Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we currently conduct business or make it more difficult or costly for us to originate or otherwise make additional loans, or for us to collect payments on loans by subjecting us to additional licensing, registration and other regulatory requirements in the future or otherwise. For example, if our loans were determined for any reason not to be commercial loans, we would be subject to many additional requirements, and our fees and interest arrangements could be challenged by regulators or our borrowers. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to originate and service loans and perform our obligations to investors and other constituents.

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A proceeding relating to one or more allegations or findings of our violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future. To the extent it is determined that the loans we make to our customers were not originated in accordance with all applicable laws, we would be obligated to repurchase from the entity holding the applicable loan any such loan that fails to comply with legal requirements. We may not have adequate resources to make such repurchases.

Our ability to collect payment on loans and maintain accurate accounts may be adversely affected by computer viruses, physical or electronic break-ins, technical errors and similar disruptions.

The automated nature of our platform may make it an attractive target for hacking and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Despite efforts to ensure the integrity of our platform, it is possible that we may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, in which case there would be an increased risk of fraud or identity theft, and we may experience losses on, or delays in the collection of amounts owed on, a fraudulently induced loan. In addition, the software that we have developed to use in our daily operations is highly complex and may contain undetected technical errors that could cause our computer systems to fail. Because each loan that we make involves our proprietary automated underwriting process, any failure of our computer systems involving our automated underwriting process and any technical or other errors contained in the software pertaining to our automated underwriting process could compromise our ability to accurately evaluate potential customers, which would negatively impact our results of operations. Furthermore, any failure of our computer systems could cause an interruption in operations and result in disruptions in, or reductions in the amount of, collections from the loans we make to our customers.

Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to the personal information of our customers. While we have taken steps to prevent such activity from affecting our platform, if we are unable to prevent such activity, we may be subject to significant liability, negative publicity and a material loss of customers, all of which may negatively affect our business.

Our business depends on our ability to collect payment on and service the loans we make to our customers.

We rely on unaffiliated banks for the Automated Clearing House, or ACH, transaction process used to disburse the proceeds of newly originated loans to our customers and to automatically collect scheduled payments on the loans. As we are not a bank, we do not have the ability to directly access the ACH payment network, and must therefore rely on an FDIC-insured depository institution to process our transactions, including loan payments. Although we have built redundancy between these banks’ services, if we cannot continue to obtain such services from our current institutions or elsewhere, or if we cannot transition to another processor quickly, our ability to process payments will suffer. If we fail to adequately collect amounts owing in respect of the loans, as a result of the loss of direct debiting or otherwise, then payments to us may be delayed or reduced and our revenue and operating results will be harmed.

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Our allowance for loan losses is determined based upon both objective and subjective factors and may not be adequate to absorb loan losses.

We face the risk that our customers will fail to repay their loans in full. We reserve for such losses by establishing an allowance for loan losses, the increase of which results in a charge to our earnings as a provision for loan losses. We have established an evaluation process designed to determine the adequacy of our allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the forecasts and establishment of loan losses are also dependent on our subjective assessment based upon our experience and judgment. Actual losses are difficult to forecast, especially if such losses stem from factors beyond our historical experience, and unlike traditional banks, we are not subject to periodic review by bank regulatory agencies of our allowance for loan losses. As a result, there can be no assurance that our allowance for loan losses will be comparable to that of traditional banks subject to regulatory oversight or sufficient to absorb losses or prevent a material adverse effect on our business, financial condition and results of operations.

We will require substantial additional funding to achieve our business goals. If we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts.

Developing software-as-a-service (SAAS) products rely on expansive research, software development and expansive operations in order to serve the target market. Once research is performed, the correct development funding along with priorities of development cycles must be determined before a full product launch occurs and a subscriber is able to experience the new features or pay for the new service(s). Before launching any new products, we typically establish beta testing before commercial scale, and establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support our existing products and pursue potential additional products. We are also responsible for the payments to third parties of expenses that may include milestone payments and maintenance fees. Because the outcome of any new product process is highly uncertain, we cannot reasonably estimate the actual amount funding necessary to successfully complete the development, regulatory approval process and commercialization of any future product candidates we may identify. Additional funds may not be available when we need them, on terms that are acceptable, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit or terminate one or more research or development programs or the commercialization of any product candidates or be unable to expand operations or otherwise capitalize on business opportunities, as desired, which could materially affect our business, prospects, financial condition and results of operations.

To be successful, we need to attract and retain qualified personnel.

Our success will depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for the caliber of talent required to support subscribers may be high. We cannot assure you that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we were unable to hire, assimilate and retain qualified personnel in the future, such inability could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Liquidity Risk

The Company’s operations present a liquidity risk. Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. The Company relies on injections of capital through the issuance of the Company's capital stock to settle its liabilities when they become due.

USE OF PROCEEDS

This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholders. However, Business Warrior will receive the proceeds of any cash exercise of the Warrants. If all of the Warrants were exercised for cash, we would receive aggregate proceeds of approximately $2,398,046.50,

Selling Stockholders

We intend to use any proceeds from the Selling Stockholders that we receive pursuant to any cash exercise of the Warrants for working capital, strategic and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the warrant exercise. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this Offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

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SELLING STOCKHOLDERSS

This prospectus relates to the offer and sale by the Selling Stockholders of up to 192,413,263 shares of common stock that have been and may be issued by us to the Selling Stockholder under the Warrants. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the Selling Stockholders on October 11, 2022 in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The table below presents information regarding the Selling Stockholders and the shares of common stock that may be resold by the Selling Stockholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of March 20, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by the Selling Stockholders under this prospectus. The Selling Stockholders may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholders has voting power, including the power to vote or to direct the voting of such shares, and/or investment power, including the power to dispose or to direct the disposition of such shares. The percentage of shares of common stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 465,618,093 shares outstanding as of March 20, 2022.

Because the purchase price per share to be paid by the Selling Stockholders for the shares of common stock that we may, in our discretion, elect to sell to the Selling Stockholders from time to time after the date of this prospectus in Fixed Purchases pursuant to the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the times we elect to sell such shares to the Selling Stockholders in Fixed Purchases under the Purchase Agreement, it is not possible for us to predict, as of the date of this prospectus and prior to any such Fixed Purchases under the Purchase Agreement, the actual number of shares of common stock that we will sell to the Selling Stockholders under the Purchase Agreement, which may be fewer than the number of shares of common stock being offered for resale by the Selling Stockholders under this prospectus. The fourth column assumes the resale by the Selling Stockholders of all of the shares of common stock being offered pursuant to this prospectus.

Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percent(1)		Number(2)	Percent(1)
Keystone Capital Partners LLC(3)			20,952,741	0	—
Mastiff Group LLC(5)			80,192,578	0
Mercer Street Capital Partners LLC(4)			15,717,741	0
Cavalry(7)			15,717,741	0
Seven Knots LLC(6)	8,585,575	1.8%	59,833,062	8,585,575	1.8%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Applicable percentage ownership is based on 465,618,093 shares of our common stock outstanding as of March 15, 2022.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus.
(3)	The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038.
(4)	The business address for Mercer Street Capital Partners LLC is 1111 Brickel Avenue, Suite 2920, Miami FL 33131.
(5)	The business address for Mastiff Group LLC is 139 Fulton Street, Suite 412, New York, NY 10038
(6)	The business address for Seven Knots LLC is 5 Rose Ave., Great Neck, NY
(7)	the business address for Cavalry Fund LLC is 61 Kinderkamack Rd, Woodcliff NJ, 07677.

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PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholders. The shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholders may be less than or in excess of customary commissions. Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholders.

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We know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholders, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholders, any compensation paid by the Selling Stockholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholders.

We also have agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholders has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $50,000.

The Selling Stockholders has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholders or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Selling Stockholders has agreed that during the term of the Purchase Agreement, neither the Selling Stockholders, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholders that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholders.

Our common stock is currently quoted on OTC Markets under the symbol “BZWR”.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion contains forward-looking statements regarding us, our business, prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: our ability to successfully develop new products and services for new markets; the impact of competition on our revenues, changes in law or regulatory requirements that adversely affect or preclude clients from using us for certain applications; delays our introduction of new products or services; and our failure to keep pace with our competitors.

When used in this discussion, words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this report and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

General Information about Our Company

Business Warrior Corporation (the “Company” or “Business Warrior”) was originally incorporated under the name Kading Companies, S.A. under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. On January 31, 2020, following our acquisition of Bluume LLC, dba Business Warrior, Kading changed its name to Business Warrior Corporation and was redomiciled in Wyoming. It is currently an active corporation in the state of Wyoming.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results and the timing of events may differ materially from those stated in or implied in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this report, particularly in “Risk Factors” and elsewhere in this registration statement.

We consider ourselves to be a Software-as-a-Service (SaaS) company with revenues being generated from the leads that our SaaS generates, which results in various non recurring and monthly recurring services.

Results of Operations for the Three Months Ended November 30, 2022 and 2021

Revenues

For the three months ended November 30, 2022, and 2021, we had revenues of $1,455,742 and $452,490, respectively. The increase was due to the revenue earned from the two entities that we acquired in 2022 (Alchemy and Helix). Additionally, we entered into a long-term contract in November 2021, for which only one month of revenue was earned in the same period in 2021, while two months of revenue were earned in the same period of 2022.

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Operating Expenses

For the three months ended November 30, 2022, and 2021, we had operating expenses of $1,170,759 and 1,023,006, an increase 14.4%, due to an increase in salaries and wages due to additional staff onboarded in conjunction with the acquisition of Helix and Alchemy. This amount was offset by a decrease in advertising and promotion. There was a decrease in advertising and promotion in the quarter as we focused on building a new product and waiting for that product to be completed before spending significantly on marketing.

Net Loss

Our (Net Loss) for the three months ended November 30, 2022, and 2021, was $(971,944) versus $(513,791) respectively. The difference is attributable to an increase in cost of sales attributed to the new business models in the acquisitions of Helix and Alchemy.

Assets and Liabilities

Our total current assets decreased to $684,039 from $1,011,896 during the three-month period ended November 30, 2022, compared to August 31, 2022. This decrease was due to cash used for operations and decrease in Accounts Receivables collected.

Total current liabilities decreased to $2,617,213 from $2,974,009 during the three-month period ended November 30, 2022, compared to our year end at August 31, 2022. The decrease reflects a decrease in deferred revenue from $474,977 to $5,280.

Net cash from financing activities decreased to $898,740 as of November 30, 2022 as compared to $1,745,911 for the same period in 2021. The decrease was due to a decrease of proceeds from the issuance of Common Stock and the conversion of Preferred Shares to debt, but partially offset by the proceeds from a new Line of Credit.

Liquidity and Capital Resources

Cash used by operating activities

The Company used $1,173,240 in cash from operating activities for the quarter ended November 30, 2022 as compared to a use of $2,012,440 for the quarter ended November 30, 2021. The decrease is due to an improvement in Accounts Receivables and less cash used for Account Payables.

Cash provided by investing activities

Net cash from investing activities was $67,330 for the period ended November 30, 2022, as compared to cash used of $65,075 for the period ended November 30, 2021. The increase in net cash is due to the collection of loan receivables from the small business loans provided by Business Warrior Funding.

Cash provided by financing activities

Net cash from financing activities decreased to $898,740 as of November 30, 2022 as compared to $1,745,911 for the same period in 2021. The decrease was due to the exchange of preferred stock for debt.

We currently do not have sufficient capital to fund our cash needs for the next 12 months. We intend to rely on financing from convertible debt, promissory notes, and sale of stock to fund our operations.

Results of Operations for Years Ended August 31, 2022 and 2021

Our cash as of August 31, 2022 was $382,431 compared to $4,251,741 in the previous period. The decrease in the Company’s cash position is due to the net cash paid of $1,328,596 and payoff of acquired partner debt of $1,200,000 for two acquisitions made during the period. As a result of shift in our strategy to decrease nonrecurring revenue in exchange for long-term monthly recurring revenue and ongoing expenditures in pursuit of our business, we have incurred net losses in the period. Our accumulated deficit at August 31, 2022 was $(10,956,604). Accounts Receivables for the period ending August 31, 2022 increased to $542,428 compared to $45,284 on August 31, 2021. The increase in Accounts Receivables is due to the business operations of the two companies acquired, Helix House and Alchemy Technologies.

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Revenues

For the twelve months ended August 31, 2022 and 2021 the Company had revenues of $3,710,370 and $5,523,458, respectively. Cost of sales were $1,253,649 and $84,519 for the period, representing 34% and 1.5% of revenue respectively. The decrease in sales is attributed to a shift away from nonrecurring projects that produced an inordinate amount of one-time revenue in the prior period, and the current period represents a shift to more consistent monthly recurring revenue. The increase in Cost of Sales was due to the business models from Helix and Alchemy both having a higher Cost of Sales. Helix represented $668,216 of the Cost of Sales from advertising costs on behalf their clients and Alchemy represented $497,711 due to the software development costs associated with each custom software development project.

Operating Expenses

For the twelve-month period ending on August 31, 2022 and 2021 we had operating expenses of $6,272,413 and $4,660,494. Advertising and promotion decreased by 50%, salaries and wages increased by 19%, and an increase in professional services by 65%. All of these changes are due to expenses related to the acquisition and integration of the two acquisitions made during the period, and a shift away from the promotion of short-term revenue projects in the previous period to a new phase of the company where the Company focused on building new long-term monthly recurring revenue products.

Net Loss

For the twelve months ended August 31, 2022 and 2021 we had Net Income (Loss) of $(7,591,250) and $(2,032,533), respectively. The operating loss for the period ending August 31, 2022 of $(3,484,086) compared to Operating Net Income in the previous period of $778,445 is attributable to a decrease in revenue, an increase in cost of sales, and an increase in operating expenses. The vast majority of the remaining loss in the period ending August 31, 2022 came from an adjustment due to Goodwill Impairment, which was $(4,023,823), from the two companies the Company acquired in March and June of 2022.

Liquidity and Capital Resources

Working Capital

	August 31, 2022	August 31, 2021
Current Assets	$1,011,896	$4,297,025
Current Liabilities	$3,021,749	$2,254,812
Working Capital (Deficiency)	$(2,009,853)	$2,042,213

Current liabilities as of August 31, 2022 and 2021 were $3,021,749 and $2,254,812 respectively, an increase of $719,197. The primary reason for the increase was an increase in Accounts payable from the two companies acquired, Helix House and Alchemy.

We currently do not have sufficient capital to fund our needs for the next 12 months. We rely on financing from convertible debt, promissory notes, and sale of stock to fund our operations.

Cash Flows

	Year Ended	Year Ended
	August 31, 2022	August 31, 2021
Net Cash Used in Operating Activities	$(3,777,749)	$(1,570,271)
Net Cash Provided by Investing Activities	$(1,894,744)	$(101,498)
Net Cash Provided by Financing Activities	1,803,183	2,729,217
Net Increase (decrease) in Cash	$(3,869,310)	$4,197,990

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Operating Activities

Cash used by operating activities

The Company used $3,777,749 in cash from operating activities for the year ended August 31, 2022 as compared to a use of $1,570,271 for the year ended August 31, 2021. The increase is due to higher general and administrative expenses and higher software development.

Cash used by investing activites

The Company used $1,894,744 in cash from investing activities for the year ended August 31, 2022 as compared to a use of $101,498 for the year ended August 31, 2021. The increase is due to higher general and administrative expenses and higher software development costs.

Cash provided by financing activities

Net cash from financing activities was $1,803,183 for the period ending August 31, 2022 as compared to $2,729,217 for the same period in 2021. The majority of the financing activity comes from the issuance of shares of the Company’s common stock, but was $951,436 less than the previous year.

The Company did experience an increase in expenses for salaries and wages in the Helix division, and for software development contractors costs due to inflation for the year ended August 31, 2022.

Purchase of Significant Items

At this time, we do not have specific plans or contractual obligations to purchase significant equipment for our business. We do, however, purchase equipment and software in the ordinary course of business, as is necessary to conduct our operations on an as needed basis.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Contractual Obligations

•

We have an agreement with HubSpot, LLC for our Customer Relationship Management system, which is currently billed at $2,500 per month to the Company. Additional licenses may be added under this agreement at a cost to the Company of an additional $75 per user. The length of this agreement is 12 months.

•

The Company has a technology and development agreement (the “Software Agreement”) with Savior Software, LLC for software development, in which Business Warrior owns 100% of the code base and all associated Intellectual Property (IP). The cost to the Company under the Software Agreement is currently between $5,000 and $25,000 per month based on the number of hours of work provided. The term of the Software Agreement is 12 months and renews automatically.

•

The company has multiple software development vendors that are leveraged for the Company’s PayPlan product, custom software development required for PayPlan customers, and FluidFi’s clients. These third-party vendors build custom lending with FluidFi or from time to time the client owning 100% of the code base and all associated Intellectual Property (IP). The costs range from $50,000 to $150,000 per month and are variable costs based on the need of FluidFi’s clients.

•

Helix House has contractual agreements with a variety of advertising vendors on behalf of paid clients. This ranges from outdoor adverting vendors as well as digital adverting vendors. These contracts are typically less than 6 months in length and do not exceed $10,000 per month.

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Trends and Other Factors

•

Critical Accounting Policies and Estimates - Basis of Presentation—The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

•

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.

•

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.

•

Property and Equipment— Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets. The Company’s fixed assets consist of computer equipment and office furniture with useful lives of one to five years.

•

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

•

Impairment of Long-Lived Assets—Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.

•

Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The probability of future collection is also assessed by geography. To date, losses resulting from uncollected receivables have not exceeded management’s expectations.

•

Income Taxes— Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

•

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

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•

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

•

Revenue Recognition—The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

•

A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.

•

A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization. Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

•

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies. The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price. The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will occur when any uncertainty associated with the variable consideration is resolved.

•

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold. In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.

•

Revenues are recognized when or as control of the promised goods or services is transferred to customers. Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers. Most subscription contracts are one year or less. The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided. Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied.

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•

Net Income (Loss) Per Common Share—The Company computes income per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

•

Fair Value Measurements—ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

•

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

•	Advertising and Promotion— The Company follows the policy of charging the costs of advertising, marketing, and public relations to expenses as incurred.

•

Covid-19 Disclosure— The COVID-19 global pandemic may seriously negatively affect the Company’s operations and business. It is possible that this ongoing global pandemic may cause the Company to have to significantly delay or suspend its operations, which would likely result in a material adverse impact on its business and financial positions.

•	Cost of Revenue — This consists of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.

•

Leases— The Company adopted ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease – right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, net and long-term debt, less current portion and debt issuance costs in the Company’s consolidated balance sheets.

•

As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

•

Market Risk disclosures - Footnote: Concentration of credit risk MB: Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

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30

BUSINESS

Our Company

Business Warrior Corp. (“Business Warrior”, “BZWR”, “we,” “us,” “our,” and the “Company”) comprises the former Kading Companies, and Bluume, LLC. Business Warrior was originally incorporated under the name Kading Companies, S.A., under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. Kading Companies was traded on the Pink Sheets of the OTC Markets under the stock ticker KDNG. On January 27, 2020, Kading Companies was redomiciled in Wyoming.

Bluume, LLC was founded in 2014 and was a sales and marketing organization that provided small businesses with basic advertising, merchant services, white label Point of Sale systems, and business analytics software. Bluume built a distribution network of channel partners through the credit card processing industry and were fundamental in building a partner company’s subscriber count on their software to over 50,000 users. Bluume launched the first version of their Software-as-a-Service (SaaS) platform in July 2019.

On January 31, 2020, Bluume, LLC completed a triangular reverse merger with Kading Companies (formerly KDNG) and changed its name to Business Warrior™. It is currently an active corporation in the state of Wyoming. The previous Bluume team took over all operations of the company and formed a new business plan, which replaced all former plans of the previous management team at Kading Companies. In July 2020, the company changed its stock ticker to BZWR.

Helix House was acquired on March 18, 2022. Helix House is a premium marketing agency that provides small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), and social media content.

FluidFi Inc, dba Alchemy was acquired on June 8, 2022. Alchemy, builds fully customized end-to-end lending software solutions. Alchemy has built full-service lending solutions for over 50 enterprise clients throughout the world. Alchemy will continue offering custom lending development for clients but as an extension of Business Warrior’s flagship products.

Leveraging the acquisitions of both Helix House and Alchemy, Business Warrior introduced PayPlan in the fall of 2022. PayPlan is a cloud-based turnkey lending platform that enables businesses, banks, and fintech companies to provide lending to their customers. PayPlan clients receive free basic marketing tools within the native solution, with the option to accelerate attracting more customers to their business through Helix’s premium marketing services. It is through the combination of our PayPlan software and marketing services that lenders and businesses can be more profitable.

Business Warrior was formed to integrate advertising performance, financial data, and funding as a key source of success and growth for businesses of all sizes. Business Warrior created an online Software-as-a-Service (SaaS) platform to facilitate this growth objective. By helping businesses solve two of their biggest growth obstacles, i.e., customer acquisition and funding, we have become a leading source for business growth.

Businesses drive our economy, employ our friends and families, and shape the communities around us. We continually enhance our software-as-a-service (SaaS) platform to improve businesses’ ability to make decisions that will lead to more customers, increase revenues, obtain access to growth capital, and build a professional legacy for themselves and their families.

31

SaaS Lending Platform

YOUR BUSINESS
User Details
Contract Information
Quick Application
Select your loan amount
$2000 Total
$500
Today
$500
in 2 weeks
$500
in 4 weeks
$500
in 6 weeks
provided by BUSINESS WARRIOR
Perfections Aesthetics
Approved
March 12, 2021
Credit Line
$1M
30 day rate
2.75%
10 day rate
0.75%
Term
12 Mo
Yearly Comparison
$300,700.00
Loans Amount Over Time
$1400k
$1200k
$1000k
$800k
$400k
$200k
$0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep

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SaaS Platform – PayPlan

Business Warrior’s SaaS model is automated to provide highly scalable solutions with minimal human resources required to support each subscriber. Business Warrior’s flagship software is PayPlan. It is the result of the company’s effort to merge the Business Warrior Score, Helix’s services and Alchemy’s technology into one platform that offers businesses a clear path to more profitability.

PayPlan has 3 product offerings, all include: loan origination, loan management, decision engine technology as part of the core product. Additionally, PayPlan is full white label solution. The product offerings are tailored to address different needs from businesses and lenders.

1.	PayPlan Starter – for start-up lenders and businesses looking to finance their products who are interested in leveraging our out-of-the-box features.
2.	PayPlan Pro – for medium to high growth lenders and businesses who may need customized data or access to unique API’s that drive their lending.
3.	PayPlan - Enterprise – for banks, credit unions and large private lenders who need customized add-ons to the PayPlan solution.

PayPlan is built to be component driven, allowing the subscriber to select each service level for a monthly subscription and transaction fees. The base offering includes a loan origination system with the ability to add additional components: enhanced underwriting, loan management, servicing and more; pricing ranges from $1,000 to $15,000 per month and includes certain transaction fees.

Benefits of PayPlan Enterprise:

•	Rapidly Deployable (30 Day Implementation)
•	Fully Automated
•	Scalable
•	Operationally efficient
•	Multi-tenant Management
•	Modular Implementation
•	Customizable
•	Enterprise Integration Ready

PayPlan Enterprise component driven lending technology:

33

PayPlan

BUSINESS WARRIOR
Chat Support
You're Approved!
Congratulations! You've been approved for $1,500. You are responsible to repay the amount you spend during the purchasing window.
APPLICANT
Temeka Adams
APPLICANT ID
APL_21
4 Months
Term
$375.00
Monthly Payment
$1,500.00
Loan Amount
0%
Interest Rate
OTHER PAYMENT TERM OPTIONS ARE ALSO AVAILABLE
Other payment terms are also available and can be activated after contact with our team representative. You can start with the default payment term or you can change within the first
BUSINESS WARRIOR
Chat Support
Your PayPlan Products
DEFAULT PAYMENT OPTION
Your default 4 months repayment product up to $500 and 12 months repayment product up to $2,000 are automatically enabled
4 INSTALLMENTS
ACTIVE
Approved amount up to
$500
Monthly payment
$125
APR
0%
Term
4 Months
12 INSTALLMENTS
ACTIVE
Approved amount up to
$2,000
Monthly payment
$166.66
APR
0%
Term
12 Months
BUSINESS WARRIOR
Chat Support
3
Congratulations
You've been fully onboarded to use Business Warrior's PayPlan Platform. Please use the link and QR code below for your customers to apply for their payment plan.
http://example.urlpage.useittotake
COPY

34

PayPlan – Consumer Facing White Label Loan Management

PayPlan offers an end-to-end consumer financing experience. The platform easily enables end user consumers to apply and manage their loans.

A PayPlan merchant simply sends the application link to the consumer through email, text or a QR code.

Business owners looking to build more stable profits can leverage PayPlan to offer consumer level financing through our trusted, reliable and proven lending technology. From the moment a consumer applies for a loan, our system collects information from thousands of online data points and translates them into simplified, condensed “Business Intelligence” data points. These data points PayPlan merchants to make better lending decisions. The more a user understands and uses the data, the greater benefit they will see in their company’s performance and sales results.

Acquisition of Alchemy and it’s core technology adoption into PayPlan

With the acquisition of Alchemy, we were able to leverage their lending, technology, underwriting and compliance experience to build the PayPlan suite of products. The Alchemy business model consists of single-use software development projects for companies looking to lend money. The custom development business model is challenging to scale both operationally and cost effectively. However, there remains a need for such custom development work. The Alchemy subsidiary will remain as a custom software development division. It will continue to support it’s paid client base while preparing to transition into a premium technology resource for PayPlan Enterprise customers.

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Alchemy’s history is strong lead into a broadened financial technology market:

•	Built and modeled hyper-growth lending platforms to $100M valuations.
•	Leveraging proven knowledge to build and iterate better products
•	Access to years of proprietary business attribution data
•	30+ enterprise lending software solutions built
•	Partnerships with leading data and security companies
•	Best in class/next generation underwriting model

Powerful data insights that drive loan underwriting and credit decisions

Business Warrior incorporates best-in-class learnings from building 30+ enterprise loan platforms

•	Validated against 50,000+ businesses and over 3.5MM consumer credit records.
•	Best-in-class identity verification and fraud prevention
•	Completely dynamic and fully extensible underwriting rules
•	Decision Engine supports unlimited data points
•	Integrations include Identity, credit reporting, financial institutions, and ‘exotic’ data
•	Supports Artificial Intelligence and Machine Learning models
•	Risk based pricing
•	Loan performance data with underwriting correlation analytics

Our Customers

PayPlan’s complete end-to-end lending software was built to fit both lenders and high growth businesses

•	Banks
•	Credit Unions
•	Solar Lending
•	Home Improvement Lending
•	Car Lending
•	Medical Lending
•	Business to Busuiness
•	Businesses Looking to Finance Services and Products

○	Medical spas
○	Plastic surgeons
○	Naturopath
○	Pest control
○	HVAC repairs/servicers
○	Specialty doctors
○	Chiropractors
○	Veterinarians
○	Dentists/Orthodontists

Business Warrior Funding Pilot

In 2021, Business Warrior piloted a small business lending solution. That pilot has ended upon the acquisition of Alchemy Technologies so that the resources of the company will focus on launching PayPlan. Business Warrior has approximately $200,000 in loans still deployed. Those loans collect interest. Business Warrior may look to provide financing in the future but there are no current plans to do so.

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HELIXHOUSE

ADVERTISING SERVICES

Traditional Marketing

Digital Marketing

Data & Analytics

Copywriting & Content Creation

Graphic Design

Search Engine Optimization

Website Builds & Management

Social Media Content

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Acquisition of Helix House Marketing Agency

We acquired an award-winning marketing agency, Helix House, in March 2022. Helix House is a premium marketing agency that provides small business advertising services including:

•	Digital marketing (YouTube, Google, social media)
•	Traditional marketing (billboards, mailers, fliers, etc.)
•	Social media content
•	Copywriting and content creation (blogs, landing pages, websites, advertisements, etc.)
•	Graphic design
•	Search engine optimization (SEO)
•	Website builds & management
•	Data and analytics

Helix was profitable for their fiscal year ending December 31, 2021, had revenues of $979,884 (audited), and significant growth opportunities projected for 2022 and beyond. As a wholly owned subsidiary, Helix House will continue to operate independently.  Business Warrior will provide management support and capital to accelerate their growth.

The acquisition of Helix House significantly benefits Business Warrior. It adds a profitable company with a history of strong revenue and growth opportunities. It enhances the services we offer to our SaaS users and channel partners. And it is an in-house resource that enables Business Warrior to capitalize on unique revenue opportunities.

Strategic Revenue Opportunities

Our SaaS platform identifies several opportunities for us to leverage our marketing technology and advertising agency, to advertise specific products or services for companies, and to earn referral commissions. These strategic revenue opportunities enable Business Warrior to grow in revenue and customer reach while decreasing cost per acquisition.

In 2021, we generated over 100,000 new leads for a partner, which resulted in over 18,000 closed sales, more than $50,000,000 in revenue for our partner, and over $5,000,000 in revenue for Business Warrior. The company used its cash flows from operating results and financing activities to fund the advertising campaign that generated the $5,000,000 in revenue, representing a return on advertising investment of 500%.

Opportunities from our partner channels represent noteworthy revenue opportunities. By combining Helix’s services with PayPlan’s lending technologies, we are able to expand partnerships and grow our addressable market. We have just begun the advertising and promotion stage of these services. This is a significant revenue growth opportunity and helps the stickiness of each client as we’re able to cross sell more services.

Future Acquisitions and Product Development:

Our SaaS model, platform, and funding solutions creates an enormous appetite for partnerships. It is through these partnerships that we evaluate possible acquisitions of other companies through a unique lens. Beyond looking at a company’s revenue, growth potential, and team, we look for ways that our technology could improve and grow our SaaS user base. Additionally, we look for companies or industries that might have a higher risk for churn and therefore attract a lower valuation. Judiciously acquiring such companies will increase shareholder value by layering in our technology to increase margin and reduce churn. Acquisitions enable us to accelerate growth, add product solutions to our platform, expand our reach and supplement our team.

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Competitive Strengths

Experience: Business Warrior has years of experience coaching and consulting for a wide variety of small businesses to help them increase their revenue and increase their acquisition of new customers.

Leveraging data: Business Warrior’s SaaS is powered by and evolves through meticulously gathering data from a variety of sources to improve sales and operational performance of business owners.

Technology: Our home-grown software uses algorithms to simplify data about a business into a single, easy-to-use score, the Business Warrior Score. Business owners only need to know their score to know how well (or poorly) their business is positioned to succeed.

Marketing: Helix House is an in-house premium advertising agency that is built to grow brands through digital marketing. This gives us a significant advantage in expanding our service options and revenue potential while reducing our marketing expenses.

Lending Technology: PayPlan is a highly competitive lending platform. Business Warrior has leveraged experience and learning from it’s 30+ enterprise lenders to build a full end-to-end cloud-based loan solution. We provide lenders with a comprehensive loan origination, loan management and decision engine starting at a low monthly price. Additionally, PayPlan allows a lender to be onboarded and submitting loans in as fast as 45 days. The combination of the pricing and speed to market for lenders gives us a strong competitive edge.

 Growth Strategy

Our primary strategy is to acquire new customers directly through online advertising. We have a marketing mechanism that generates leads from several different channels, including:

•	Google pay-per-click
•	Google display ads
•	Social media ads
•	Social media organic traffic
•	YouTube
•	Organic traffic from our website (Includes SEO)
•	Remarketing (Google and social media)
•	Public Relations (Press releases, podcasts, online articles, publications, etc.)

We advertise with different verticals and have a variety of different offers based on what will attract business owners to our platform and who will have the highest likelihood of upgrading to a paid product. We push that traffic through our sales and marketing funnel until they’re in our SaaS platform or in our online application to apply for a loan. Once a new user is engaged with us online, our Customer Relationship Management (CRM) takes over to identify qualified leads for our different product offerings.

After a new subscriber engages with our software, we leverage our CRM system (HubSpot) to move a user automatically from a lead to an online sale, or to transfer the qualified lead to a salesperson. Our sales team follows up with sales opportunities generated in the platform. Appointments with our sales reps are booked directly in the software, from a landing page or website, or generated from our email campaigns.

Our secondary strategy to acquire new customers is through channel partners and our referral network. We have an existing reseller network made up of merchant services companies, banks, business consultants and other business loan companies.

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Our entire organization is focused on our performance metrics to assure that we generate revenue for every dollar spent and that our revenue model is profitable long-term. To simplify our model, we look at a few key performance indicators including the:

•	Cost to Acquire a New User on our SaaS platform (CPA),
•	Conversion Rate from a free user to a paid customer,
•	Cost of Revenue (COR) for what it takes to support each user,
•	Average revenue per year per paid customer (ARPU).

We frequently change our advertising to drive down our Cost Per Acquisition (CPA) and improve the quality of our new users, which increases our Conversion Rate from a free user to a paid customer. Our CPA is constantly changing and the revenue we collect from our different paid products vary by product and changes over time. We monitor these levels to make sure we will generate a profit. For example, if our CPA increases significantly then we may adjust our advertising campaigns to drive that cost down or we may increase the advertising spend because that campaign is generating a higher conversion rate or a higher quality of customers that spends more per year.

Here is a sample of how our model works using 100 new users to our SaaS platform and then upgrading a percentage of those users to paid customers, which shows a 39% margin. This is using the highest level of conversion percentages on a small sample set. These are some of the Key Performance Indicators we look at to track our ROI as we scale.

Illustrative purpose only:

Our profitability is dependent on our ability to acquire new users on our platform, the cost it takes to acquire and keep them on the platform, and our ability to convert a portion of these users to paid products or services. Our primary source of generate new sales opportunities is through digital marketing using paid media. With the focus of increasing leads for PayPlan, we are putting more resources into financial conferences, which proved to be a profitable source of marketing spend to generate new customers. We continuously refine and test our marketing campaigns and focus on the economics of each campaign and our overall advertising spend in a given period.  As individual campaigns demonstrate profitability, we dynamically and immediately increase their allocation of advertising budget.

Examples of Advertising Initiatives

Omni-channel advertising campaigns: We have several marketing campaigns running simultaneously for our suite of services. We use a robust marketing strategy that includes cold email, phone calls, texting, and all the online advertising strategies mentioned previously. We approach advertising through direct and partner channels, enabling us to maximize the lowest Cost per Acquisition.

Once the lead is qualified for a Business Warrior product, our internal sales team takes over. Our CRM system tracks and routes these opportunities as appropriate and provides management tracking.

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Industry

Unless otherwise indicated, information in this prospectus concerning our industry, including the size and opportunity of the markets we operate, is based on information from various sources. These sources include but are not limited to Technavio Research, Allied Market Research, IBISWorld, the Interactive Advertising Bureau, and the U.S. Small Business Administration. These industry publications and reports generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves several assumptions and limitations, and you are cautioned not to give undue weight to these estimates, as there is no assurance that any of them will be reached. Based on our industry experience, we believe that the publications and reports are reliable and that the conclusions contained in the publications and reports are reasonable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from the assumptions underlying these publications and reports.

Business Warrior participates in the software, business analytics, commercial lending and digital advertising industries. We are not aware of any organization that ties these disparate industries together for the benefit of small businesses. We analyze each of the different industries to estimate the total addressable market (TAM).

The global big data, business analytics and software publishing industry has annualized revenue of over $198 billion with an expected growth rate of 10-20% annually.

Global commercial lending represents over an $8 trillion industry and is expected to grow to almost $30 trillion by 2030. Commercial banking in the U.S. represents an $860 billion industry.

The market size, measured by revenue, of the Digital Advertising Agencies industry was $20.7 billion in 2022 and is expected to increase about 5% per year.

Our Business Warrior business intelligence (BI) SaaS platform retrieves and analyzes raw data, subsequently turning it into useful information, and then recommends additional products that could help a business (i.e., lending, and digital advertising). The rise of big data and the prevalence of tools available to small businesses has contributed to an increased demand for BI software. As data analytics have rapidly become more crucial to the operations of businesses worldwide, the BI software segment has expanded as a share of industry revenue over the past five years.

One of the key factors driving growth in the BI and analytics platform markets is the rising need to improve business efficiency, customer relationships, and business outcomes. An increase in the number of connected devices and mobile applications across industries has led to massive amounts of data generation. Businesses are realizing that they can use the data to optimize costs, deliver better services, and boost revenues. Therefore, companies are changing across the world to become more data driven. The successful usage of data, analytics and BI software is led by some of the largest companies in the world. The more that these organizations prove to be successful using this technology, the more likely it is that small businesses will ultimately adopt similar practices. We see the adoption of such technology by small businesses now at an extremely rapid rate. Additionally, the industry has continuously added new products and has expanded into new markets, further indicating that it is in a growth stage. Thus, industry revenue is projected to grow at an annualized 3.5% to $84.4 billion over the five years to 2026 as the industry nears maturity.

The software vendors that can best address the needs of this rapidly expanding software market, while requiring minimal investment from customers, will likely be the most successful.

The Commercial Banking industry benefited from improved economic conditions and rising interest rates over most of the five years to 2021. Commercial banking in the U.S. is over an $860 billion industry with most of their revenue earned through the interest spread between the interest paid on deposits and borrowed funds and the interest earned on loans. According to data from the Small Business Administration (SBA), in 2021 they issued more than $44 billion in traditional loans and $71.8 million in micro loans (less than $50,000) to about 4,400 small businesses.

In developing Business Warrior’s lending product, PayPlan, we leveraged our data, software, and the history of building over 30 enterprise lending solutions. Technology has enabled the lending industry to cost effectively process a greater volume of lower value loans because it takes less human manpower to process these loans, which enables lenders using PayPlan to serve customers previously ignored.

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In addition to this lending technology gap, we see the emergence of a major lending platform catalyst called “Embedded Finance” driving the need for accessible and affordable lending technology. Embedded Finance is defined as “financial services such as lending, payment processing and insurance integrated into nonfinancial business infrastructure”. An example of this trend is that consumers and businesses do not go to banks to get loans as frequently as they once did and so banks and other financing companies have to find the consumer or the business where they are transacting and creating the need for financial services. Embedded Finance is driving commercial data interest for B2B and B2B2C financial transactions. Bain1 reports that embedded finance is expected to reach 7 trillion dollars by 2026 which is roughly 10% of total US transaction value.

When considering the lending industry in the U.S, term loans, lines of credit, and some unique solutions for equipment and inventory financing are typically offered. Other solutions in the market include different versions of SBA loans, invoice factoring and financing, and Merchant Cash Advances (MCA loans).

One of our unique differentiators is that we seek lenders who can use both PayPlan and Helix House for their advertising needs. By connecting the marketing and lending platform we can support lenders achieve a high likelihood of earning a positive Return on Ad Spend (ROAS). Additionally, when we can help lenders with both technology and marketing , it’s a double win for us with two streams of revenue from one client and improves the stickiness of each client.

There has been a shift of advertising from traditional media, such as magazines, newspapers, and network TV. In contrast, internet ad spending has risen steadily over the past decade. Businesses and ad agencies have focused on digital advertising including Google and social media outlets, e.g., Facebook, YouTube, Twitter, Snapchat, Instagram, and blogs as areas of growth for advertising campaigns.

Growing demand for digital advertising and marketing campaigns is forcing companies to adapt, evidenced by a growing strategic focus on enhancing digital capabilities. This is driven from an increase in total devices connected to the internet and as consumers shift predominantly to mobile. This means there continues to be an increasing level of opportunity for businesses to capture the attention of their potential customers. We expect this trend to continue for the foreseeable future.

Products and Services (Detailed)

The Business Warrior SaaS platform is built for lenders and businesses to get the support they need to succeed and grow. As a business engages with our platform and grows, the software grows with them. We strive to stay engaged with every client to continue to provide value by helping them solve problems for them and by selling them several products to facilitate their success. We’re organized to sell and recommend solutions to our customers, and to maintain an ongoing collaboration with them.

Business Warrior focuses on helping address the following, generic problems confronting business owners:

•	How to acquire more customers
•	How to manage customer-facing technology
•	How to anticipate the need for obtaining growth capital at the right time
•	How to prioritize sales and marketing activities and resources
•	Which decisions to make to drive a business’s revenue growth
•	Identify gaps and provide clear resolutions that are negatively affecting a business’s reputation, digital presence and/or marketing results.

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1 https://www.bain.com/insights/embedded-finance/ (retrieved on March 17, 2023)

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Business Warrior solves a universal problem for many businesses, which is that they often feel like operating a company is a guessing game. Using Business Warrior’s products and services, they develop the know-how to confront business operational shortfalls, solve challenging day-to-day problems, acquire more customers, and access the capital they need to grow. These are typically the primary factors impeding their success. With Business Warrior’s suite of products and services they’re able to choose the right path for their business that has a higher likelihood of leading to more customers and revenue growth. They’re able to “stick to the knitting,” focusing their time and energy on the core facets of their business experience and acumen.

Our SaaS is the core of our business, which is connected to each of our paid products and services including premium marketing services (Helix House), lending technology (PayPlan), and strategic revenue opportunities.

PayPlan

PayPlan, Business Warrior’s flagship SaaS product, is a full end-to-end lending solution. It is fully white labeled and offers multi-tenant capability, so a subscriber is able to have different locations, user permissions and lending rules. PayPlan has three primary modules that can be used as a stand-alone service or combined to create the full end-to-end lending experience.

1.

Loan Origination, which is the process of issuing a loan to a borrower and subsequently receiving payments from the borrower over time. Loan origination includes all the steps from taking a loan application to disbursing the funds. Our loan origination system leverages best-in-class know-your-customer attributes that identifies key information about the applicant, given the lender insights and fraud protection.

2.

Decision Engine provides a PayPlan subscriber with a borrower's credit history and other financial information to determine whether to approve a loan and at what interest rate. The engine also determines the size of the loan and the terms of the loan.

3.

Loan Management gives PayPlan subscribers the ability to manage loans. The system keeps track of the terms of the loan, the payments made by the borrower, and the interest charged on the loan. The system also tracks the current balance of the loan and the remaining term of the loan.

PayPlan uses a combination of open banking partners, credit bureaus and payment partners to maximize borrower performance. Here are some of those partners, and we are constantly looking at adding new partners that provide more value to the organization, technology and our clients.

•	Plaid
•	Finicity
•	Experian, Transunion, Equifax
•	Flinks
•	Insnt
•	Cliq payments

For lenders who need additional customizations, PayPlan has application development services that allow a lender to build into PayPlan’s software. In this scenario, a lender may need to connect a third party software or bring in additional data providers unique to their solution. The PayPlan platform allows for this type of configuration in which we charge the lender an application development fee.

Creating a Marketing and Lending Ecosystem

Business Warrior uniquely connects the main drivers’ lenders and businesses need to get more customers. These two services offered through one company, creates an improved environment for both businesses and lenders to be more profitable. When a customer subscribes to either our marketing products or PayPlan, our sales team looks for shared opportunities. For example, when a lender subscribes to PayPlan, many of them need a full customer acquisition strategy to attract and acquire new loans. Instead of having a separate company perform marketing services, Business Warrior’s full-service marketing services improves the overall marketing performance and reduces the cost per new loans for PayPlan clients. This shared cross-selling opportunity applies to Helix subscribers as well, in which a PayPlan lender may finance a subscriber of Helix to boost growth.

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By creating a marketing and lending ecosystem, lenders and businesses benefit from:

•	Additional organic customer growth
•	Better customer experience with modern technology
•	Better engagement for customers of the business
•	Better results with extended services like marketing
•	Sense of accomplishment and pride for the business owner
•	SaaS solution for small to medium sized businesses

What sets Business Warrior apart from other software solutions in this space is that we improve the full borrower and lender experience. From advertising to loan application, to loan approval and finally payments; our end-to-end solutions provide subscribers the ability to make better decisions and grow through lending software and marketing being combined.

Premium Marketing Services (Helix House)

Our SaaS platform provides a natural lead source for businesses and our channel partners who are looking for premium marketing services, lending, and advertising solutions. These leads are passed on to the Helix House sales and marketing team, providing a flow of free, high-quality leads.

Helix receives their leads predominantly from referrals, a business development element that historically has had a solid record of providing higher retention rates. Helix has advertised their services through online digital channels as well, yielding an average cost per acquisition of $1,000. Business Warrior is increasing the scale of lead generation from the SaaS platform to Helix’s sales team. The goal over time is to decrease cost per acquisition for Helix through Business Warrior’s platform and partnership channels.

Helix offers agency services from $3,500 per month to $50,000 per month based on the needs of the client.

•

Premium marketing services including digital marketing (YouTube, Google, social media), social media content, copywriting (blogs, landing pages, websites, advertisements, etc.), graphic design, search engine optimization, website builds & management.

The pricing ranges are customized at the time of sale and based on the following factors:

•	Current revenue of the business/client
•	12-month goals: new customers acquisition, revenue, growth, profitability, etc.
•	Reputation, brand and online presence of the business
•	Current or planned advertising budget

Helix does not have contracts for their clients, instead they offer month-to-month services that account for the number of hours being worked. Helix provides quarterly estimates of hours for the services and will bill per month on the bundled service fee versus a per hour model.

Example:

A women’s boutique would like to launch a new website, advertising campaign and social media. The approximate hours to accomplish this goal is one hundred (100) for the next three months of work. Helix’s average hourly is $175. The services bundle equals $17,500 and the monthly bill to Women Boutique is $5,833. Helix will provide monthly reports of results and hours spent.

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An untapped revenue opportunity for Helix is to bill clients for their advertising spend. Helix is in the process of updating their sales policies to include billing clients when they advertise on both traditional (outdoor billboards, TV, print and digital media (Facebook, Google, etc.)). This revenue model has expected significant positive impacts to Helix’s total annual revenue. Advertising revenue on behalf of clients can also become a path to higher profitability. Helix charges a “media management fee” that ranges from 20% to 7% of the advertising spend. Example: $100,000 spent on Google advertising, Helix would receive a $20,000 fee.

Through the integration of Business Warrior’s technology between the SaaS platform and PayPlan, we expect to have higher profit margins in the Helix House subsidiary over time.

Privacy and protection of user data

We are subject to a number of laws, rules, directives, and regulations relating to the collection, use, retention, security, processing, and transfer of personally identifiable information about our customers and employees in the countries where we operate. Our business relies on the processing of personal data in many jurisdictions and the movement of data across national borders. As a result, much of the personal data that we process, which may include certain financial information associated with individuals, is regulated by multiple privacy and data protection laws and, in some cases, the privacy and data protection laws of multiple jurisdictions. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between or among us, our subsidiaries, and other parties with which we have commercial relationships.

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Employees and Culture

The Business Warrior platform is a direct product of the team and the shared values of the company’s employees. From the CEO to the front-line team, the culture code of Business Warrior team members include:

•	Always do your best
•	Be transparent
•	Be joyful
•	Don’t take anything personal
•	Be impeccable with your word
•	Don’t make assumptions
•	Walk in the shoes of our customers
•	Treat feedback as a gift
•	Communicate early, often, and openly
•	Understand we are working together to do good in the small business community
•	Be passionate about the success of small businesses

Our leadership team is tightly connected to end users by creating numerous touch points that bring the voice of the customer alive. Through weekly one-on-ones with team members or participating in executive sessions, being a part of the Business Warrior organization means that you put small business success at the top of your priorities.

As we continue to grow, our culture will remain at the heart of how goals are attained. Our value system is coached with an emphasis on emotional intelligence, transparency, and ensuring that all layers, no matter the size of the company, interact based on our culture code.

As of August 31, 2022, we had 25 full-time employees, all of whom are based in the United States. We supplement our workforce with contractors and consultants globally.

Technology/Intellectual Property

Our development infrastructure is hosted on Amazon Web Services (AWS) with an auto-scaling Kubernetes implementation, and our technology platform is written in node.js, react.js, and PostgreSQL. Our PayPlan software was built with a focus on a multi-tenant environment and utilizes dynamic variable abstraction and other techniques to make the software configurable wherever possible, reducing the need for hard coding.

One of the standout features of our technology platform is the implementation of an open-source business rules engine, which allows our clients to customize their borrowers' products, applications, underwriting, offers, and collections workflows using bpmn and dmn notation. This gives our clients and/or business managers the ability to make changes and updates to their workflows without relying on our tech team, providing them with greater autonomy and flexibility.

For a fintech platform, our technology stack offers several benefits. Firstly, our use of AWS and Kubernetes ensures a high level of scalability, allowing our clients to handle increased demand during peak times without any system crashes or downtime. Additionally, our focus on multi-tenant environments and configurable software reduces the amount of time and resources required to customize the software for each client, allowing our clients to launch their platforms faster and more efficiently.

We are SOC II compliant, having completed a rigorous audit that attests to our adherence to the highest standards of security, availability, processing integrity, confidentiality, and privacy. We have also completed the security audits required by Experian and other credit vendors.  Furthermore, our payments microservice architecture is PCI compliant, providing our clients with a secure and reliable payment processing system that meets the highest industry standards.

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Our technology platforms consists of a core web-based application, and multi-tiered API based data discovery services which are woven together to create a holistic, growth-centric data view for each customer. We pull data from public and privately available data sources, including:

•	Credit Bureaus
•	Open banking platforms such as Plaid, Finicity and Flinks
•	Google
•	Facebook
•	Yelp
•	Bing
•	Alternative financial data providers
•	Technology discovery platforms
•	Scraping services
•	Listing and reputation aggregators

Our SaaS codebase is globally available, delivered through a web or mobile browser. We have built a scalable, highly available platform ready for future expansion into big data frameworks that power data science, machine learning, and Artificial Intelligence (AI).

Our platform’s uptime in the last year exceeded 99.9% while we delivered hundreds of product improvements through dozens of software releases in a continuous software delivery cycle.

We use industry standard network defense technologies, levels of encryption, and DDoS protection systems (including web application firewalls).

Our development team is a global, hybrid team with central management in the United States, and development teams in several other countries. Our processes are agile and iterative, which allows our business to innovate quickly and stay in tune with constantly evolving technologies in the SMB landscape.

We do not have any patents or copyrights. We rely on state and federal trade secret protections to safeguard our codebase, web applications and other proprietary data.

Business Warrior™ is a trademarked name held by Business Warrior Inc. The trademark was registered on January 28, 2020, by Bluume LLC (a subsidiary of Business Warrior) Registration No. 5,971,971. The trademark was sold to Business Warrior Inc. on July 7, 2020.

Competition

There are several software solutions that currently address a portion of our target markets, but we have not found another platform that combines data from marketing and financial sources to give analytics and answers to the businesses, as well as access to fairly priced capital. Business Warrior is not just a unique combination of data sources to create Business Intelligence, but the platform is an ongoing tool for a business to track their profitability and continue to improve and grow.

In each of our individual offerings, however, we face competitors including:

Marketing Software

Several marketing-specific software companies exist, and their focus is to push their paid services on to their users through the of marketing niche where specialize. In the marketing software space, Business Warrior competes with Yext, Birdseye, Synup, Mox, and SEMRush. We gather as much data as possible to synthesize the points that affect a business’s revenue and customer growth. We’ve built a platform for the small business to trust as a source of information on their business to see how they’re doing and what they should focus on. We make recommendations for other products and services when there is a match between a business’s issues and promising solutions.

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Our competitors’ revenue and new customer growth primarily rely on large reseller distribution strategies and are not built for one-to-one support of businesses. This provides Business Warrior a unique and favorable advantage as our software is personalized per location with step-by-step instructions made for the individual business owner.

There are other competitors attempting to solve the same problems for business owners by creating reporting dashboards and delivering complicated data to the business. These competitors have failed with the small business sector because their products are essentially useless to small businesses that don’t know how to interpret the data, or the actions they should then take. Our competitors lack the connection between analyzing the data and delivering direct action recommendations to solve business owner problems. This provides an opportunity for Business Warrior to be the one all-inclusive remedy that small businesses can rely on to make better decisions and increase revenue.

Lending Technology

Lending software is a niche market with few market participants. The largest competitor we have are companies that build their lending technology themselves. When companies choose this option, their systems usually prove to be inefficient still requiring a lot of manual operational support, much more expensive to build and operate than they forcasted, and do not leverage the latest technology to maximize profitability. When companies do decide to outsource their lending technology, the high cost of quality software development and expertise in lending prevents a lot of new entrants into the market. Additionally, there is considerable opportunity to innovate, differentiate, and create value.

We compete with lending technology providers such as LoanPro, Lendflo and Nortridge. While these competitors offer loan origination and loan management, Business Warrior is unique in it’s modular subscription based for an end-to-end lending solution; including loan origination, automated underwriting (decision engine), loan management and the full lifecycle of marketing for new loan borrowers.

Business Warrior uses technology, data, and unique understanding of attracting qualified borrowers (leads) to combine the high quality and fair pricing of a SaaS platfrom. For almost any type of business lending money or facilitating loans, Business Warrior is more efficient, faster to implement, and gets better results than any other solution in the market.

Marketing Agencies

The premium marketing services that we offer through our subsidiary, Helix House, competes with national and local digital marketing agencies such as KlientBoost, OpenMoves, WebFX, Zoek, and SmartSites.

In general, the bases upon which we compete are U.S. based small businesses (service area businesses, medical spas, alternative medicine, plastic surgeons), earning $5,000 to $50,000 monthly revenue, with 1-50 employees.

The Helix House model differs from other premium agencies in this space by prioritizing long-term client relationships which elicits an extremely low churn rate. This limits volatility and provides an additional channel for revenue growth as clients continue to reinvest with the agency to double-down on proven growth and success.

Helix House’s low churn rate is attributed to two primary factors. First, small business packages strategically balance investment in agency services and investment in media which fuels advertising campaigns. This helps small businesses see rapid initial success and incentives further investment with the agency. Second, Helix House reports directly on revenue generated through advertising rather than on “vanity metrics” as prioritized by many agencies. This degree of transparency builds client trust and supports the efficacy of advertising services.

The Business Warrior score and platform provides a unique competitive advantage and reduction of cost per acquisition of premium marketing clients. Helix can quickly evaluate the viability of a lead from the SaaS platform due to business score, thus eliminating hours of background research on lead appointments that is standard in the industry. Through Business Warrior offering the basics of how a potential client is already performing with their marketing; Helix has sales insights simply by having access to the Business Warrior data. These insights are used during the sales process to best product match fit the lead for Helix premium services, including placing leads into higher revenue generating packages from the start of the relationship versus stair-stepping that occurs in most other agencies.

Once a business owner becomes a Helix customer, the business owner’s experience and our competitive advantage are amplified. The connectedness between the Business Warrior score (and its improvements done by Helix) display instant progress to new clients.

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DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Certificate of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Wyoming Business Corporation Act (“WBCA”). Please also see “Effect of Certain Provisions of our Bylaws” below.

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s Certificate of Incorporation authorizes the issuance of up to 850,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. The descriptions of the Company’s equity securities as set forth below are qualified by reference to the Company’s articles of incorporation and the specific instruments creating such securities.

Common Stock

General

As of March 15, 2023, there were 465,618,093 shares of Common Stock issued and outstanding.

Voting Rights

Holders of Company’s Common Stock are entitled to one vote per share on each matter submitted to vote of the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. We have not historically declared or paid cash dividends on our common stock.

Other Rights

Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s Common Stock or other securities. In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of Common Stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

All outstanding shares of Common Stock are fully paid and non-assessable.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, Phone: +1 702-361-3033.

Quotation

Our common stock is quoted on the OTC Markets Pink Open Tier under the symbol “BZWR.”

Warrants

The following summary of certain terms and provisions of the Warrants to purchase common stock (the Warrants) is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit hereto and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Warrants to purchase up to an aggregate of 186,136,207 shares of common stock were issued on October 11, 2022.

Duration and Exercise Price

Each Warrant has an exercise price per share equal to $0.012463. The Warrants are immediately exercisable and will expire on the fifth anniversary of their respective original issuance dates. The exercise price is subject to adjustment for certain dilutive issuances and the exercise price and number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

A holder may elect to receive upon exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants in lieu of making the cash payment otherwise contemplated upon such exercise in payment of the aggregate exercise price; provided that such election shall only be applicable if, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available.

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Purchase Rights

If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant.

Fundamental Transaction

The Company shall not enter into any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under the Warrant and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on a national market or on OTC Markets or a successor thereto.

The Holder may elect, at its sole option, that the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value.  Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Fundamental Transaction.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer, opinions and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Preferred Stock

The Company is authorized to issue from time to time, in one or more series, 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, subject to any limitations prescribed by law, without further vote or action by the shareholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. As of May 31, 2022, there were two series of preferred stock designated:

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Series A. There are 15,500 shares of Series A Preferred Stock authorized and outstanding. The Series A Preferred are convertible into common shares and have voting rights equal to .01% of the Company’s common shares then outstanding for each Series A Preferred Share.

Series B. There are 100,000 shares of Series B Preferred Stock authorized. As of August 31, 2022 there were 12,017 Series B shares issued. As of March 15, 2023 there are none issued and outstanding. The Series B shares have the following rights:

●	Stated/Liquidation value of $100.00 per share
●	No Voting rights except as required by law.
●

Are convertible into common shares based upon 80% of average closing prices for a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding the conversion date.

Series C. There are 50,000 Series C Preferred Shares authorized and 50,000 Series C Preferred Shares issued and outstanding.

Dividends on Common Stock. The holders of the Series C Preferred Stock shall be entitled to any dividend that is payable to the holders of the Corporation’s common stock on the basis of the Series C Preferred having been converted into shares of common stock.

Preferred C Dividend. From and after the date of the issuance of any shares of Series C Preferred Stock, dividends at the rate per annum of seven percent (7%) of the Series C Original Issue Price ($100), plus the amount of previously accrued dividends, compounded annually, shall accrue on each share then outstanding

Ranking. The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to the Corporation’s Common Stock; (b) pari passu with respect to any other series of Preferred Stock, as set forth in the Certificate of Designations with respect to such Preferred Stock; and (c) junior to all existing and future indebtedness of the Corporation.

Voting. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible

Election of Directors. The holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation.

Optional Conversion into Common Stock. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into a number of fully paid and nonassessable shares of Common Stock determined as follows:

The original issuance price divided by the average closing price of a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding the date upon which the Notice of Conversion is delivered to the Company. However, in no case shall the Series C Conversion price multiplied by the total number of shares of common stock issued and outstanding be less than $30,000,000; nor shall the Series C Conversion Price multiplied by the total number of shares of common stock issued and outstanding be more than Fifty Million Dollars ($50,000,000). In such case, the Series C Conversion Price shall be adjusted so that the Series C Preferred Conversion Price per share multiplied by the number of shares of common stock then issued and outstanding shall be $50,000,000.

Mandatory Conversion. Upon the Corporation achieving a Market Capitalization (“Market Capitalization” being the number of then issued and outstanding shares of Common Stock multiplied by the closing price for the Corporation’s shares of Common Stock as reported by its Principal Market) average One Hundred Fifty Million Dollars ($150,000,000) or more for the prior continuous 180 days prior to August 31, 2025, then  (i)  all  outstanding  shares  of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then  effective  conversion  rate.

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Redemption by the Company. Beginning 36 months from the Issuance Date of any shares of the Series C Preferred, if the Corporation’s Market Capitalization is above $50,000,000 but below $150,000,000, the Corporation may, at its election and in its sole discretion, redeem such shares of Series C Preferred Stock outstanding, for an amount per share equal to the Series C Preferred Initial Price plus any accrued and unpaid dividends due thereon.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPERTIES

We have an office lease in Scottsdale from our acquisition of Helix House, which we pay $6,000 per month and the lease expires on August 31, 2022. We are in contract negotiations with the building’s management team for an extension. The rest of the Business Warrior team works remotely.

LEGAL PROCEEDINGS

On March 18, 2022 the Company settled Case No. CV2020-050103, brought in the Arizona Superior Court in and for Maricopa County. The Company agreed to pay the plaintiff, Sabin Burrell, $325,000.00 and to deliver 7,500,000 shares of Company common stock. Payments required by the settlement agreement have been made.

Business Warrior Corporation vs. Timothy Li, CASE #: 8:22-cv-02144-DOC-ADS

On November 28, 2022, the Company filed a complaint in United States District Court for the Central District of California, against Timothy Li, alleging breach of fiduciary duty, fraudulent concealment, civil theft under California Penal Code §§484 and 496, breach of duty of loyalty, and unfair competition in violation of CA Bus, & Prof. Code §§17200 et seq., in connection with the acquisition of FluidFi Inc. d/b/a Alchemy and the transfer by Timothy Li of $200,000 from accounts of FluidFi to Timothy Li after the closing of acquisition.

Other than as set forth above, we are not a party to any material legal proceedings, nor is our property the subject of any material legal proceeding.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he/she has served as such, and the business experience during at least the last five years:

Name and Address	Age	Date Appointed to Office	Position(s)
Rhett Doolittle	43	January 31, 2020	Chief Executive Officer, Director
Jonathan Brooks	36	January 31, 2020	President, Director
Jeremy Keehn	49	October 21, 2021	Chief Marketing Officer, Director

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No directoror executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Rhett Doolittle, Chairman and CEO. Rhett Doolittle founded two previous private companies that were on the Inc 500 Fastest Growing Companies in the United States with the highest being #18. One of those companies had a 3-year growth rate of 8,416%. Rhett’s history of being President and Founder of previous businesses prepared him to build and run Business Warrior. In the 20+ years that Rhett has built and managed companies, he has always had a passion for helping small businesses. He’s traveled all over the country meeting with hundreds of business owners and marketers where he learned what makes them successful or what he feels attributed to their failure. Today, Rhett leans heavily on those learning experiences from working with business owners as he scales and develops Business Warrior’s growing suite of small business solutions. Since the merger, Rhett has led strategy and management of Business Warrior and all subsidiaries as the Chairman and Chief Executive Officer.

Jonathan Brooks, President and Vice Chairman, Jonathan Brooks, leads revenue growth and operations at Business Warrior. Through his leadership role, the company successfully became public in 2020, tripled their subscriber base in 18 months, and launched several new versions of their software. His results-driven track record led to an improved 2020 annual revenue by 1,331% along with growing the team to over 30 people. Jonathan joined Business Warrior in 2016 after a 10-year career at Cox Communications, where he led teams across the U.S. responsible for over 1 million subscribers. At Cox, he held multiple senior management roles in marketing, business operations and product management. Jonathan’s background with SAAS products gave him the experience needed to scale the company.

Jeremy Keehn, Chief Product Officer, Jeremy Keehn, leads software and product development. Jeremy has over 20 years of experience managing software development teams and creating scalable software solutions for Fortune 500 companies. His experience includes payment portals for AT&T/Verizon, software solutions for Nuvei Payments and operational software for other large payment processors. He is a patent holder in the messaging space, a recipient of the mobile excellence award for innovation, and has driven mobile applications to #1 rank placements in multiple countries. Jeremy’s expertise in high-growth, quick to market software development has also been proven through a number of successful tech start-ups in the San Francisco Bay Area.

Board Composition

Our Company's Board of Directors (see below) appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our executive officers and directors is set forth below.

•	Rhett Doolittle is the Chairman of the Board
•	Jonathan Brooks is Vice Chairman of the Board
•	Jeremy Keehn serves as a Director of the Board

Term of Office

Directors hold office until the annual meeting of the Corporation’s stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed.

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Family Relationships

The Company has an employment agreement with Jason Doolittle who is the brother of our CEO. He’s paid $12,000 per month plus expenses and has a stock incentive plan to be vested over a three year period to build and manage our PayPlan product solution.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or any committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, the functions of these committees will be performed by our Board of Directors.

Director Independence

We currently have no independent directors, as the term “independent” is defined by the rules of the NYSE American.

EXECUTIVE COMPENSATION

Summary Compensation Table

As of the date of this Registration Statement, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Name and Principal Position	Year*	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rhett Doolittle CEO	2020	$102,000	$-	$-	$-	$5,400	$107,400
	2021	$112,000	$-	$207,000	$-	$5,400	$324,400
Jonathan Brooks President	2020	$102,000	$-	$-	$-	$5,400	$107,400
	2021	$108,000	$-	$-	$248,000	$5,400	$361,400
Jeremy Keehn Chief Marketing Officer	2020	$60,000	$-	$-	$-	$-	$60,000
	2021	$170,000	$-	$-	$40,000	$-	$210,000
Cody Cross(1)	2020	$102,000	$-	$-	$6,000	$-	$108,000
	2021	$142,413	$-	$6,000		$5,500	$153,913

(1)	Cody Cross resigned from the Company effective October 31, 2022.

*For fiscal year beginning September 1, 2020 and September 1, 2021

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of May 31, 2022, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 465,618,093 common shares were issued and outstanding as of March 15, 2023.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership	Percent of Class(2)	Outstanding Series A Preferred Stock (3)	Percent of Class
Named Executive Officers and Directors (4)
Rhett Doolittle	3,000,000	<1%	6,975	45%	-
Jonathan Brooks	3,000,000	<1%	6,200	40%	-
Jeremy Keehn	3,090,251	<1%	1,500	10%	-
Cody Cross	1,500,000	<1%	775	5%
All executive officers and directors as a group (five people)	10,590,251	2.2%	15,500	100.0%	-

Other 5% Stockholders
Phoenix Associates, Inc.	26,433,333	5.52%
Tatyana Andreyeva	62,215,455	13.0%

(1) All ownership is beneficial and of record, unless indicated otherwise.

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown

(3) Each share of Series A Preferred Stock entitles the holder to a number of votes equal to $.01% of the issued and outstanding shares on the record date on all matters submitted to a vote of the Company’s stockholders. See “Description of Capital Stock” above.

(4) The address for each officer and director is: 455 E Pebble Rd., #230912, Las Vegas, NV

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iv)	Any immediate family member (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons.

Amounts due to related parties were $148,161 and $163,172 as of August 31, 2022 and 2021, respectively. These amounts are considered a current liability.

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LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon by Jonathan D Leinwand, P.A.

EXPERTS

The consolidated financial statements of Business Warrior Corporation. as of August 31, 2022 and 2021, were audited by Accell Audit and Compliance, PA, independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the Common Stock. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Common Stock. The statements this prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

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BUSINESS WARRIOR CORPORATION

INDEX TO FINANCIAL STATEMENTS

Index to Consolidated Financial Statements

CONTENTS

AUIGUST 31, 2022

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Business Warrior Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Business Warrior Corporation (the “Company”) as of August 31, 2022 and 2021, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an  opinion  on  the  Company’s  financial  statements  based  on  our  audits.  We  are  a  public  accounting  firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our  audits  included  performing  procedures  to  assess  the  risks  of  material  misstatement  of  the  financial statements,  whether  due  to  error  or  fraud,  and  performing  procedures  that  respond  to  those  risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Accell Audit and Complaince, P.A.

We have served as the Company’s auditor since 2022.

Tampa, Florida

February 10, 2023

F-1

BUSINESS WARRIOR CORPORATION
CONSOLIDATED BALANCE SHEETS

	August 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$382,431	$4,251,741
Accounts receivable, net	542,428	45,284
Current portion of loans receivable, net	70,399	-
Prepaids and other current assets	16,638	-
Total current assets	1,011,896	4,297,025

Loans receivable, non-current, net	223,219	-
Right-of-use asset, net	76,219	92,851
Property and equipment, net	244,633	119,068
Goodwill	2,321,667	-
Total Assets	$3,877,634	$4,508,944

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	1,063,345	1,929,316
Contingent earnout liability	1,250,000	-
Deferred revenue	474,977	-
Current portion of finance lease liability	18,487	17,086
Due to related party	159,161	163,172
Current portion of notes payable	47,740	145,238
Current portion of SBA loan	8,039	-
Total current liabilities	3,021,749	2,254,812

PPP loan	-	77,500
Finance lease liability, long term	57,164	75,765
Notes payable	27,260	5,000
SBA loan, non-current	141,861	149,900
Total Liabilities	$3,248,034	$2,562,977

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001, 10,000,000 shares authorized
Series A Preferred stock, 15,500 shares authorized; 15,500 shares issued and outstanding	16	16

Series B Preferred stock, 100,000 shares authorized; 12,017 and 0 shares issued and outstanding at August 31, 2022 and 2021, respectively	12	-

Series C Preferred stock, 50,000 shares authorized; 50,000 and 0 shares issued and outstanding at August 31, 2022 and 2021, respectively	50	-

Common stock, $0.0001 par value; 850,000,000 shares authorized; 465,618,093 and 395,095,780 shares issued and outstanding as of August 31, 2022 and 2021, respectively	46,562	39,510
Additional paid in capital	11,539,564	5,271,795
Accumulated deficit	(10,956,604)	(3,365,354)
Total stockholders’ equity	629,600	1,945,967
Total Liabilities and Stockholders’ Equity	$3,877,634	$4,508,944

The accompanying notes are an integral part of these consolidated financial statements.

F-2

BUSINESS WARRIOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	August 31,
	2022	2021

Sales	$3,710,370	$5,523,458

Cost of sales	1,253,649	84,519

Gross profit	2,456,721	5,438,939

Operating expenses:
Advertising and promotion	858,572	1,733,865
Salaries and wages	2,313,689	1,942,573
Professional services	547,115	330,634
General and administrative expenses	2,553,037	653,422
Income (Loss) from operations	(3,815,692)	778,445

Other income (expense):
Interest expense	(2,923)	(150,872)
Derivative loss	-	(2,238,941)
Gain on extinguishment of debt	77,500	191,675
Settlement (costs)/recoveries	165,375	(620,375)
Goodwill impairment	(4,023,823)	-
Other income (expense)	8,313	7,535
Net loss before income taxes	(7,591,250)	(2,032,533)
Income taxes	-	-
Net loss	$(7,591,250)	$(2,032,533)

Basic and diluted loss per share	$(0.017)	$(0.006)

Weighted average shares outstanding - basic and diluted	434,700,005	353,158,502

The accompanying notes are an integral part of these consolidated financial statements.

F-3

BUSINESS WARRIOR CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance August 31, 2020	15,500	$16	-	$-	-	$-	293,139,140	$29,314	$(359,879)	$(1,332,821)	$(1,663,370)

Issuance of common stock for services	-	-	-	-	-	-	2,945,503	295	150,030	-	150,325

Issuance of common stock for cash	-	-	-	-	-	-	71,011,639	7,101	2,711,335	-	2,718,436

Issuance of common stock for convertible debt	-	-	-	-	-	-	19,508,433	1,951	1,544,888	-	1,546,839

Issuance of common stock for warrant exercise	-	-	-	-	-	-	5,247,822	525	1,141,745	-	1,142,270

Stock issued in settlement of accounts payable	-	-	-	-	-	-	3,243,243	324	83,676	-	84,000

Net loss	-	-	-	-	-	-	-	-	-	(2,032,533)	(2,032,533)

Balance August 31, 2021	15,500	$16	-	$-	-	$-	395,095,780	$39,510	$5,271,795	$(3,365,354)	$1,945,967

Issuance of common stock for services	-	-	-	-	-	-	27,170,597	2,717	1,273,863	-	1,276,580

Issuance of common stock for convertible debt	-	-	-	-	-	-	792,624	79	39,552	-	39,631

Issuance of common stock for cash	-	-	-	-	-	-	32,075,000	3,208	1,856,793	-	1,860,001

Conversion of common stock into Series B preferred stock	-	-	12,017	12	-	-	(15,020,023)	(1,502)	1,490	-	-

Issuance of stock for business acquisitions	-	-	-	-	50,000	50	18,004,115	1,800	2,871,821	-	2,873,671

Issuance of common stock for settlement agreement	-	-	-	-	-	-	7,500,000	750	224,250	-	225,000

Net loss	-	-	-	-	-	-	-	-	-	(7,591,250)	(7,591,250)

Balance August 31, 2022	15,500	$16	12,017	$12	50,000	$50	465,618,093	$46,562	$11,539,564	$(10,956,604)	$629,600

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BUSINESS WARRIOR CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the twelve months ended
	August 31,
	2022	2021

Cash Flows from Operating Activities
Net loss	$(7,591,250)	$(2,032,533)

Adjustments to reconcile net loss to net
cash from operating activities:
Bad debt on loans receivable	59,427	-
Depreciation and amortization	155,790	37,254
Stock-based compensation	1,276,580	150,325
Derivative loss	-	2,238,941
Goodwill impairment	4,023,823	-
Amortization of debt discount	-	158,487
Gain on extinguishment of debt	(77,500)	(191,675)
Changes in operating assets and liabilities
Accounts receivable, net	(58,045)	(1,584)
Prepaids and other current assets	27,550	-
Accounts payable and accrued liabilities	(2,036,101)	1,211,056
Deferred revenue	441,977	-
Deferred revenue	441,977	-
Accounts payable and accrued liabilities	(1,594,124)	1,211,056
Net cash from operating activities	(3,777,749)	1,570,271

Cash Flows from Investing Activities
Net cash paid for business acquisition	(1,328,596)	-
Issuance of loans receivable	(606,450)	-
Payments received on loans receivable	253,405	-
Purchase of property and equipment	(213,103)	(101,498)
Net cash from investing activities	(1,894,744)	(101,498)

Cash Flows from Financing Activities
Net change in related party payables	-	5,192
Proceeds from notes payable	75,000	127,868
Proceeds from issuance of common stock	1,860,001	2,718,436
Payments of finance lease liability	(17,200)	(1,386)
Payments of notes payable	(110,607)	(104,000)
Payments of notes payable, related party	(4,011)	(16,893)
Net cash from financing activities	1,803,183	2,729,217

Change in cash and cash equivalents	(3,869,310)	4,197,990

Cash and cash equivalents at beginning of period	4,251,741	53,751

Cash and cash and equivalents at end of period	$382,431	$4,251,741

Supplemental Cash Flow Information
Cash paid for interest	$334	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Stock issued for settlement of debt	264,631	267,334
Common shares converted to preferred stock	(1,502)	-
Stock issue for accounts payable	-	84,000
ROU asset acquired by finance lease	-	94,237

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BUSINESS WARRIOR CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AUGUST 31, 2022 AND 2021

1. ORGANIZATION AND NATURE OF OPERATIONS

Organization—Business Warrior Corporation (the Company” or “Business Warrior”) was originally incorporated under the name Kading Companies, S.A., under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. Kading Companies was traded on the Pink Sheets of the OTC Markets under the stock ticker KDNG.  On January 27, 2020, Kading Companies was redomiciled in Wyoming.  Bluume, LLC was founded in 2014 and was a sales and marketing organization that provided small businesses with basic advertising, merchant services, white label Point of Sale systems, and a white label business analytics software.  On January 31, 2020, Bluume, LLC completed a triangular reverse merger with Kading Companies (formerly KDNG) and changed its name to Business Warrior.  It is currently an active corporation in the state of Wyoming.  The previous Bluume team took over all operations of the Company and formed a new business plan, which replaced all former plans of the previous management team at Kading Companies.  In July 2020, the Company changed its stock ticker to BZWR.

On March 18, 2022, the Company acquired Helix House, LLC, a premium marketing agency that provides small business advertising services including digital marketing.  Additionally, on June 18, 2022, the Company acquired FluidFi Inc., dba Alchemy Technology, a lending technology company that builds fully customized lending end-to-ending lending solutions.

Nature of Operations— Business Warrior has three divisions of the company:  Helix House, LLC, Alchemy Technologies, and Business Warrior.  Helix House is a premium marketing agency that provides small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), and social media content.  Alchemy builds and manages lending software technology for enterprise businesses which are fully customized for each client.  Through the combination of services from Helix House and Alchemy, Business Warrior offers a full service lending as a service solution known as PayPlan:  a comprehensive lending software platform that includes marketing services to drive applicants for lenders and merchants.

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern for a period of one year from the issuance of these financial statements. For the year ended August 31, 2022, the Company had $3,710,370 in revenues, a net loss of $7,591,250 and had net cash used in operations of $3,777,749. Additionally, as of August 31, 2022, the Company had working capital deficit, stockholders’ equity and accumulated deficit of $1,962,113, $629,600 and $10,956,604, respectively. It is management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of the issuance of these financial statements.

The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

Successful integration of the Company’s recent business acquisitions and, ultimately, the attainment of profitable operations are dependent upon future events, and ultimately achieving a level of sales adequate to support the Company’s cost structure. However, there can be no assurances that the Company will be able to secure additional equity investments or achieve an adequate sales level.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.

F-6

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.  The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that  its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.

Property and Equipment— Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets.

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets—Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist.  In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.

Goodwill—The Company’s goodwill balance of $2.3 million as of August 31, 2022 resulted from the acquisitions of  Helix House, LLC and FluidFi, Inc.  Helix House, LLC was acquired on March 17, 2022, and FluidFi, Inc. was acquired on June 8, 2022.  Goodwill represents the excess of the cost of an acquired business over the estimated fair values of the assets acquired and liabilities assumed.  Goodwill is reviewed at least annually for impairment, which may result from the deterioration in the operating performance of the acquired business, adverse market conditions, adverse changes in the applicable laws or regulations and a variety of other circumstances. Any resulting impairment charge would be recognized as an expense in the period in which impairment is identified.  After performing a qualitative and quantitative analyses for the acquired companies, the Company recognized approximately $4.0 million in goodwill impairment during the year ended August 31, 2022.

Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection.  The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The probability of future collection is also assessed by geography.  To date, losses resulting from uncollected receivables have not exceeded management’s expectations. The Company recorded an Allowance for doubtful accounts of $500 and $500 as of August 31, 2022 and August 31, 2021, respectively.

Income Taxes— Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-7

Revenue Recognition—The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company has four main sources of revenue. Helix House is a premium marketing agency that charges monthly service fees and one-time project charges for providing small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), and social media content. FluidFi Inc, dba Alchemy builds fully customized lending end-to-end lending software solutions for banks, lenders, and financial technology firms. Alchemy charges monthly recurring fees for each client’s software-as-a-service as well as contracted work for custom software development. Business Warrior collects revenue for building software lending solutions, and sales and marketing solutions associated with each lending client. Business Warrior Funding collects principal and interest payments for providing business loans to small businesses.

Identify the customer contract

A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.

Identify performance obligations that are distinct

A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services.  A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract.  The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization.  Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies.  The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price.  The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will occur when any uncertainty associated with the variable consideration is resolved.

Allocate the transaction price to the distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer.  The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold.  In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.

Recognize revenue as the performance obligations are satisfied

Revenues are recognized when or as control of the promised goods or services is transferred to customers.  Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers.  Most subscription contracts are one year or less.  The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided.  Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied. Revenue from the Company’s business lending solution is recognized as interest income and origination fees, based upon the loan that is issued to each customer.

F-8

Net Income (Loss) Per Common Share—The Company computes income per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

Fair Value Measurements—ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Advertising and Promotion— The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $858,572 and $1,733,865 in advertising expenses for the years ended August 31, 2022 and 2021, respectively.

Cost of Sales — This is comprised of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.

Leases— Under ASC Top 842, ”Leases”, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease – right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, net and long-term debt, less current portion and debt issuance costs in the Company’s consolidated balance sheets.

As permitted under ASU Topic 842, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

4. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-9

5. BUSINESS ACQUISITIONS

In March 2022, the Company closed the acquisition of 100% of the equity interests of Helix House, LLC, a marketing agency based in Scottsdale, Arizona, for an initial closing purchase price of $2,250,000. The closing purchase price included $1,200,000 in cash and 18,004,115 shares of restricted common stock valued at $1,050,000 at the acquisition date. There is additional earn-out potential based on future revenue growth of Helix House, LLC. The earn-out potential is up to a total of $600,000 in cash and $1,900,000 in stock, which is valued at the average of the closing prices of the Company’s Common Stock for the 20 trading days following the achievement of the revenue milestones.  Based on year-to-date activity with the Helix House acquisition, Management has estimated the potential earnout liability to be at 50%.

Consideration:
Cash	$1,200,000
Contingent earnout liability	1,250,000
Common stock	1,050,000
Total consideration	$3,500,000

Assets acquired:
Cash	$60,085
Accounts receivable	10,000
Other assets	18,805
Goodwill	3,444,110
Total assets acquired	$3,533,000
Deferred revenue	33,000
Total liabilities	33,000
Total purchase consideration	$3,500,000

The initial goodwill calculated for the Helix House acquisition was $3,444,110.  The Company recorded a loss on goodwill impairment in the amount of $1,122,442 for the year ended August 31, 2022.  Certain amounts noted above are preliminary and subject to change during the respective measurement period (up to one year from the acquisition date) as the Company will obtain additional information for the preliminary fair value estimates of the assets acquired and liabilities assumed.

On June 8, 2022, the Company closed the acquisition of FluidFi, Inc. , dba Alchemy Technologies (“FluidFi”).   Business Warrior obtained 100% of FluidFi’s equity interest for $800,000 in cash and $1,823,671 in preferred stock with a 7%, three-year cash dividend.

Consideration:
Cash	$800,000
Preferred stock	1,823,671
Total consideration	$2,623,671

Assets acquired:
Cash	$611,318
Accounts receivable	429,099
Other assets	77,003
Goodwill	2,901,381
Total assets acquired	$4,018,801
Accounts payable	195,130
Acquired partner debt	1,200,000
Total liabilities	$1,395,130
Total purchase consideration	$2,623,671

The initial goodwill calculated for the FluidFi acquisition was $2,901,381. Based on changes in management’s focus on this business, the Company determined a triggering event occurred and an impairment analysis was performed. As a result, the Company recorded a full impairment loss of $2,901,381 as of August 31, 2022. Certain amounts noted above are preliminary and subject to change during the respective measurement period (up to one year from the acquisition date) as the Company obtain additional information for the preliminary fair value estimates of the assets acquired and liabilities assumed.

F-10

The following unaudited pro forma financial results reflects the historical operating results of the Company, including the unaudited pro forma results of Helix House and FluidFi for the years ended August 31, 2022 and 2021, respectively, as if each of these business combinations had occurred as of September 1, 2021. The pro forma financial information set forth below reflects adjustments to the historical data of the Company to give effect to each of these acquisitions and the related equity issuances as if each had occurred on September 1, 2020. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Company’s future results of operations. The following table summarizes on an unaudited pro forma basis the Company’s results of operations for the years ended August 31, 2022 and 2021:

	2022	2021
Gross sales	$6,505,447	$8,216,697
Net sales	4,849,317	$6,990,328
Net operating loss	(3,586,722)	229,768
Net loss	$(7,610,545)	(2,009,173)

Net income per share - basic and diluted	$(0.018)	$(0.005)

Weighted average number of shares of common stock
outstanding - basic and diluted	434,700,005	371,162,617

The calculations of pro forma net revenue and pro forma net loss give effect to the business combinations for the period from September 1, 2020 until the respective closing dates for (i) the historical net revenue and net income (loss), as applicable, of the acquired businesses, (ii) incremental depreciation and amortization for each business combination based on the fair value of property, equipment and identifiable intangible assets acquired and the related estimated useful lives, and (iii) recognition of accretion of discounts on obligations with extended payment terms that were assumed in the business combinations.

6. LOANS RECEIVABLE

During the year ended August 31, 2022, the Company launched its new small business lending solution called Business Warrior Funding. The new lending solution leverages the Company’s expertise and strategic partnerships to help entrepreneurs grow their business and offset the difficulty often associated with traditional bank lending. Loans to customers range from $5,000 to $125,000, with interest rates ranging from 16.99% to 23.0%. As of August 31, 2022, the Company had a loans receivable balance of $293,618, of which $70,399 are considered current and $223,219 are non-current. The Company has $59,427 recorded as an allowance for doubtful accounts as of August 31, 2022.

Year ending August 31, 2023	$70,399
Year ending August 31, 2024	223,219
$293,618

7. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Useful lives	August 31, 2022	August 31, 2021
Software and computer equipment	5 years	$652,892	$386,489
Furniture and fixtures and other equipment	5 years	2,960	2,960
Leasehold improvements		-	1,680
Total property and equipment		655,852	391,129
Less accumulated depreciation		(411,219)	(272,061)
Total property and equipment, net		$244,633	$119,068

For the years ended August 31, 2022 and 2021, depreciation expense was $139,158 and $35,868, respectively.

F-11

8. LEASE RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Finance leases

The Company leases a vehicle which meets the classification of a finance lease under ASC 842. The monthly payments are $1,778 and the term is 60 months. The lease commenced on August 26, 2021.

Finance right of use assets are summarized below:

	August 31, 2022	August 31, 2021
Finance Lease	$94,237	$94,237
Less accumulated depreciation	(18,018)	(1,386)
Finance lease, net	$76,219	$92,851

Depreciation expense was $16,632 and $1,386 for the years ended August 31, 2022 and 2021, respectively.

Finance lease liabilities are summarized below:

	August 31, 2022	August 31, 2021
Finance lease liability	$75,651	$92,851
Less: current portion	(18,487)	(17,086)
Long term portion	$57,164	$75,765

Maturity of lease liabilities are as follows:

August 31, 2022
Year ending August 31, 2023	$21,340
Year ending August 31, 2024	21,340
Year ending August 31, 2025	21,340
Year ending August 31, 2026	19,562
Total future minimum lease payments	83,582
Less imputed interest	(7,931)
PV of payments	$75,651

9. NOTES PAYABLE

As of August 31, 2022, the Company entered into a note payable due to Elev8 Advisors for $75,000.  This note bears interest of 17.97%, with payments of principal and interest to be made over an 18 month period. The current portion of the principal due is $47,740 with a remaining balance of $27,260 in long-term.

Notes payable totaled $5,000 and were considered outstanding at August 31, 2021.

10. PPP AND SBA LOANS

In January 2021, the initial PPP note of $60,600 was fully forgiven and recognized as a gain on extinguishment of debt.  On February 23, 2021, the Company received an additional PPP loan of $77,500.  This loan was forgiven on October 22, 2021.  On March 8, 2021, the Company received an additional PPP loan of $62,002, which was forgiven on August 23, 2021.

F-12

The Company also entered into a normal SBA loan during 2020 with a principal amount of $149,900. The note bears interest at a rate of 3.75% per annum. On March 16, 2021, the SBA announced extended deferment periods for all COVID-19 and other disaster loans until 2022. As such, repayment of the Company’s SBA loan will not begin until October 2022.

Aggregate principal maturities of the SBA loan is as follows:

Year ending August 31, 2023	$8,039
Year ending August 31, 2024	8,772
Year ending August 31, 2025	8,772
Year ending August 31, 2026	8,772
Year ending August 31, 2027	8,772
Thereafter	$106,773
$149,900

11. DERIVATIVE FINANCIAL INSTRUMENTS

Embedded derivatives

The Company’s convertible promissory notes gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Detachable warrants

Certain convertible notes were issued with detachable warrants which contained terms that did not achieve equity classification.

All of the derivative liabilities were extinguished during the year end August 31, 2021.

 The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended August 31, 2022 and 2021:

	For the Years Ended
	August 31, 2022	August 31, 2021
Embedded derivatives	$-	$(995,510)
Warrant derivatives	-	(1,142,270)
Day-one derivative loss	-	(101,161)
Total	$-	$(2,238,941)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Monte Carlo Simulation Model, which approximates the Monte Carlo Simulations, valuation technique to fair value the embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Binomial Lattice Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

The Company utilized the Black Scholes Merton (“BSM”) technique for the warrant derivatives. The significant assumptions utilized in the BSM is risk-free interest, volatility, time to expiration, strike price and underlying price.

F-13

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

Inception Dates
Quoted market price on valuation date	$0.018 - $0.025
Effective contractual conversion rates	$0.05
Contractual term to maturity	3 years
Market volatility:
Volatility	228.26% - 400.44%
Risk-adjusted interest rate	1.62%

The following table reflects the issuances of embedded derivatives and changes in fair value inputs and assumptions related to the embedded derivatives as of August 31, 2022 and 2021.

	Year Ended	Year Ended
	August 31, 2022	August 31, 2021
Balances at beginning of period	$-	$24,347
Issuances:
Embedded derivatives	-	96,667
Warrant derivatives	-	54,494
Conversions	-	(1,116,524)
Warrant exercise	-	(1,196,764)
Changes in fair value inputs and assumptions reflected in income	-	2,137,780
Balances at end of period	$-	$-

12. RELATED PARTIES

The Board of Directors has adopted a written related party transaction policy. This policy applies to all transactions that qualify for disclosure.  Information about transactions involving related persons is reviewed by management.  Related persons include Company directors and executive officers, as well as their immediate family members.  If a related person has a direct or indirect material interest in any Company transaction, then management would decide whether or not to approve or ratify the transaction.  Amounts due to related parties were $159,161 and $163,172 as of August 31, 2022 and 2021, respectively.  These amounts are considered a current liability.

13. COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of August 31, 2022 and 2021, the Company is not aware of any contingent liabilities that has not been be reflected in the financial statements.

14. EQUITY

Series A preferred shares

As of August 31, 2022, 15,500 shares were issued and outstanding with a par value of $.001 These shares were authorized in 2020 and each share is convertible into 0.1% of the total number of shares of common stock outstanding at the time of conversion.  Each holder of these preferred shares shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A preferred stock held by each holder are convertible.

Series B preferred shares

In May 2022, the Company authorized 100,000 shares of the Series B preferred stock with a par value of $.001.  As of August 31, 2022, the Company has 12,017 Preferred B shares issued and outstanding. Each share shall be convertible, at the option of the holder into the number of fully paid and nonassessable shares of common stock that have fair market value, in the aggregate, equal to the Series B conversion price.

Series C preferred shares

In June 2022, the Company authorized 50,000 shares of the Series C preferred stock with a stated value of $100 per share and a par value of $.001. As of August 31,2022, the Company has 50,000 Preferred C shares issued and outstanding. Each holder of outstanding shares of Series C preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series C preferred stock held by such holder are convertible.

F-14

15. CONCENTRATIONS

For the years ended August 31, 2022 and 2021, the Company had two customers representing 24% and one customer representing 97% of total revenue.  For the years ended August 31, 2022, the Company had two customers representing 42% of total accounts receivable and one customer representing 68% of total accounts receivable as of August 31, 2021.

16. RECLASSIFICATIONS

Certain prior year amounts have been reclassified for consistency with the current year presentation.  These reclassifications had no effect on the reported results of operations.

17. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The U.S. Federal income tax rate is 21%.

The provision for Federal income tax consists of the following August 31:

Federal income taxes attributable to:	2022	2021
Current operations	$749,160	$426,832
Less: valuation allowance	(749,160)	(426,832)
Net provision for federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant stems comprising our net deferred tax amount is as follows:

	2022	2021
Net operating loss carryover	$1,455,884	$706,724
Less: valuation allowance	(1,455,884)	(706,724)
Net deferred income taxes	$-	$-

The following table reconciles the difference between the statutory federal income tax rate for the Company and the effective income tax rate the years ended August 31:

	2022	2021
U.S. statutory federal income tax rate	21.0%	21.0%
Goodwill impairment	-11.1%	-
Income tax expense (benefit) for the period	9.9%	21.0%

The Company files income tax returns for federal purposes and in many states.  The Company’s tax filings remain subject to examination by applicable tax authorities for certain length of time, generally three to four years, following the tax year to which these filings related.  The statue of limitations for adjustment of the net operating losses utilized on these tax returns remains open an additional three to four years, depending on jurisdiction, from the date these returns were filed.

18. SUBSEQUENT EVENTS

On October 11, 2022, the Company entered into a series of Senior Secured Promissory Notes, as part of a revolving line of credit for the aggregate original principal amount at any one time outstanding of up to Five Million Dollars ($5,000,000.00) (the “Revolving Line”). Each of the Notes is pari passu in right of payment with each of the other notes. The Company currently has $2,102,778 outstanding on the Revolving Line, after $1,201,602 was exchanged for 12,017 shares of Series B Preferred Stock and 8,585,575 shares of common stock. Additionally, the Company issued warrants to purchase an aggregate of 186,136,207 shares of common stock at a purchase price of $.012463.

On October 19, 2022, the Company terminated its employment agreement with the former CEO of FluidFi, Inc. for cause. The Board of Directors voted to remove the former CEO of FluidFi, Inc. from the Board.

F-15

2

BUSINESS WARRIOR CORPORATION
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	November 30,	August 31,
	2022	2022
Assets
Current assets
Cash and cash equivalents	$175,261	$382,431
Accounts receivable, net	428,572	542,428
Current portion of loans receivable, net	62,816	70,399
Prepaids and other current assets	17,390	16,638
Total current assets	684,039	1,011,896

Loans receivable, non-current, net	163,473	223,219
Right-of-use asset, net	72,061	76,219
Property and equipment, net	212,794	244,633
Goodwill	2,321,667	2,321,667
Total Assets	$3,454,034	$3,877,634

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	1,182,645	1,063,345
Contingent earnout liability	1,250,000	1,250,000
Deferred revenue	5,280	474,977
Current portion of finance lease liability	13,564	18,487
Due to related party	159,147	159,161
Current portion of notes payable	-	-
Current portion of SBA loan	6,577	8,039
Total current liabilities	2,617,213	2,974,009

Line of Credit	1,900,535	-
Finance lease liability, long term	57,164	57,164
Notes payable	60,647	75,000
SBA loan, non-current	141,861	141,861
Total Liabilities	$4,777,420	$3,248,034

Commitments and contingencies (Note 11)

Stockholders' Equity
Preferred stock, par value $0.001, 10,000,000 shares authorized
Series A Preferred stock; 15,500 shares authorized; 15,500 shares issued and outstanding	16	16

Series B Preferred stock, 100,000 shares authorized; 2,023 and 12,017 shares issued and outstanding at November 30, 2022 and August 31, 2022, respectively	2	12

Series C Preferred stock, 50,000 shares authorized; 50,000 shares issued and outstanding at November 30, 2022 and August 31, 2022	50	50

Common stock, $0.0001 par value; 500,000,000 shares authorized; 465,618,093 shares issued and outstanding as of November 30, 2022 and August 31, 2022	46,562	46,562
Additional paid in capital	10,558,531	11,539,564
Accumulated deficit	(11,928,548)	(10,956,604)
Total stockholders' equity	(1,323,386)	629,600
Total Liabilities and Stockholders' Equity	$3,454,034	$3,877,634

See notes to unaudited consolidated financial statements

3

BUSINESS WARRIOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended
	November 30,
	2022	2021

Sales	$1,455,742	$452,490

Cost of sales	1,031,441	23,051

Gross profit	424,301	429,439

Operating expenses:
Advertising and promotion	66,244	308,519
Salaries and wages	778,307	313,537
Professional services	101,635	64,280
General and administrative expenses	224,573	336,670
Income (Loss) from operations	(746,458)	(593,567)

Other income (expense):
Interest expense	(273,317)	577
Gain on extinguishment of debt	-	77,500
Other income (expense)	47,831	1,699
Net loss before income taxes	(971,944)	(513,791)
Income taxes	-	-
Net loss	$(971,944)	$(513,791)

Basic and diluted loss per share	$(0.0022)	$(0.0013)

Weighted average shares outstanding - basic and diluted	434,700,005	410,032,902

See notes to unaudited consolidated financial statements.

4

BUSINESS WARRIOR CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three months ended
	November, 30
	2022	2021
Cash Flows from Operating Activities
Net loss	$(971,944)	$(513,791)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	35,997	14,446
Stock-based compensation	-	29,243
Gain on extinguishment of debt	-	(77,500)
Changes in operating assets and liabilities
Accounts receivable, net	113,856	(422,816)
Prepaids and other current assets	(752)	-
Deferred revenue	(469,697)	-
Accounts payable and accrued liabilities	119,300	(1,042,022)
Net cash from operating activities	(1,173,240)	(2,012,440)

Cash Flows from Investing Activities
Issuance of loans receivable	(1,852)	-
Payments received on loans receivable	69,182	-
Purchase of property and equipment	-	(65,075)
Net cash from investing activities	67,330	(65,075)

Cash Flows from Financing Activities
Net change in related party payables	-	14,258
Net change in notes payable	-	(14,349)
Conversion of preferred stock into debt	(981,043)	-
Proceeds from line of credit	1,900,535	-
Proceeds from issuance of common stock	-	1,760,000
Payments of finance lease liability	(4,923)	(3,281)
Payments of notes payable	(15,815)	(9,000)
Payments of notes payable, related party	(14)	(1,717)
Net cash from financing activities	898,740	1,745,911

Change in cash and cash equivalents	(207,170)	(331,604)

Cash and cash equivalents at beginning of period	382,431	4,251,741

Cash and cash and equivalents at end of period	$175,261	$3,920,137

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See notes to unaudited consolidated financial statements

5

BUSINESS WARRIOR CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance August 31, 2022	15,500	$16	12,017	$12	50,000	$50	465,618,093	$46,562	$11,539,564	$(10,956,604)	$629,600

Conversion of preferred stock to debt	-	-	(9,994)	(10)		-	-	-	(981,033)	-	(981,043)

Net loss	-	-	-	-	-	-	-	-	-	(971,944)	(971,944)
											-
Balance November 30, 2022	15,500	$16	2,023	$2	50,000	$50	465,618,093	$46,562	$10,558,531	$(11,928,548)	$(1,323,386)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances, August 31, 2021	15,500	$16	-	$-	394,243,067	$39,424	$5,271,880	$(3,365,354)	$1,906,542

Issuance of common stock for services	-	-	-	-	150,000	15	29,228	-	297,565

Issuance of common stock for cash	-	-	-	-	22,075,000	2,207	1,757,793	-	1,757,793

Net loss	-	-	-	-	-	-	-	(513,791)	(513,791)

Balance November 30, 2021	15,500	$16	-	$-	416,468,067	$41,646	$7,058,901	$(3,879,145)	$3,448,110

See notes to unaudited consolidated financial statements

6

BUSINESS WARRIOR CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Organization and Nature of Operations

Organization—Business Warrior Corporation (the Company” or “Business Warrior”) was originally incorporated under the name Kading Companies, S.A., under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. Kading Companies was traded on the Pink Sheets of the OTC Markets under the stock ticker KDNG. On January 27, 2020, Kading Companies was redomiciled in Wyoming. Bluume, LLC was founded in 2014 and was a sales and marketing organization that provided small businesses with basic advertising, merchant services, white label Point of Sale systems, and a white label business analytics software. On January 31, 2020, Bluume, LLC completed a triangular reverse merger with Kading Companies (formerly KDNG) and changed its name to Business Warrior. It is currently an active corporation in the state of Wyoming. The previous Bluume team took over all operations of the Company and formed a new business plan, which replaced all former plans of the previous management team at Kading Companies. In July 2020, the Company changed its stock ticker to BZWR.

On March 18, 2022, the Company acquired Helix House, LLC, a premium marketing agency that provides small business advertising services including digital marketing. Additionally, on June 18, 2022, the Company acquired FluidFi Inc., dba Alchemy Technology, a lending technology company that builds fully customized lending end-to-ending lending solutions.

Nature of Operations— Business Warrior has three divisions of the company: Helix House, LLC, Alchemy Technologies, and Business Warrior. Helix House is a premium marketing agency that provides small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), and social media content. Alchemy builds and manages lending software technology for enterprise businesses which are fully customized for each client. Through the combination of services from Helix House and Alchemy, Business Warrior offers a full service lending as a service solution known as PayPlan: a comprehensive lending software platform that includes marketing services to drive applicants for lenders and merchants.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.

7

Property and Equipment— Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets.

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets—Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.

Goodwill—The Company’s goodwill balance of $2.3 million as of November 30, 2022 resulted from the acquisitions of Helix House, LLC and FluidFi, Inc. Helix House, LLC was acquired on March 17, 2022, and FluidFi, Inc. was acquired on June 8, 2022. Goodwill represents the excess of the cost of an acquired business over the estimated fair values of the assets acquired and liabilities assumed. Goodwill is reviewed at least annually for impairment, which may result from the deterioration in the operating performance of the acquired business, adverse market conditions, adverse changes in the applicable laws or regulations and a variety of other circumstances. Any resulting impairment charge would be recognized as an expense in the period in which impairment is identified. After performing a qualitative and quantitative analyses for the acquired companies, the Company recognized approximately $4.0 million in goodwill impairment during the year ended August 31, 2022.

Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The probability of future collection is also assessed by geography. To date, losses resulting from uncollected receivables have not exceeded management’s expectations. The Company recorded an allowance for doubtful accounts of $459,117 and $0 as of November 30, 2022 and August 31, 2022, respectively.

Income Taxes— Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

8

Revenue Recognition—The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company has four main sources of revenue. Helix House is a premium marketing agency that charges monthly service fees and one-time project charges for providing small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), and social media content. FluidFi Inc, dba Alchemy builds fully customized lending end-to-end lending software solutions for banks, lenders, and financial technology firms. Alchemy charges monthly recurring fees for each client's software-as-a-service as well as contracted work for custom software development. Business Warrior collects revenue for building software lending solutions, and sales and marketing solutions associated with each lending client. Business Warrior Funding collects principal and interest payments for providing business loans to small businesses.

Identify the customer contract

A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.

Identify performance obligations that are distinct

A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization. Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies. The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price. The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will occur when any uncertainty associated with the variable consideration is resolved.

Allocate the transaction price to the distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold. In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.

Recognize revenue as the performance obligations are satisfied

Revenues are recognized when or as control of the promised goods or services is transferred to customers. Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers. Most subscription contracts are one year or less. The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided. Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied. Revenue from the Company’s business lending solution is recognized as interest income and origination fees, based upon the loan that is issued to each customer.

    Deferred Revenue

The Company recognized the deposits received from its customers as deferred revenue if the goods or service are associated with a long-term contract. The Company signed a 12-month contract with a client in November of 2021. The total value of that contract was $3,000,000. During the three months ended November 30, 2022, a total of $469,697 of deferred revenue was recognized into sales revenue. As of November 30, 2022 the full $3,000,000 of that contract has been recognized and the Company has $0 deferred revenue remaining.

9

Net Income (Loss) Per Common Share—The Company computes income per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

Fair Value Measurements—ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Advertising and Promotion— The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $66,244 and $308,519 in advertising expenses for the three months ended November 30, 2022 and 2021, respectively.

Cost of Sales — This is comprised of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.

Leases— Under ASC Top 842, “Leases”, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease – right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, net and long-term debt, less current portion and debt issuance costs in the Company’s consolidated balance sheets.

As permitted under ASU Topic 842, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4. LOANS RECEIVABLE

During the year ended August 31, 2022, the Company launched its new small business lending solution called Business Warrior Funding. The new lending solution leverages the Company’s expertise and strategic partnerships to help entrepreneurs grow their business and offset the difficulty often associated with traditional bank lending. Loans to customers range from $5,000 to $125,000, with interest rates ranging from 16.99% to 23.0%. As of November 30, 2022, the Company had a loans receivable balance of $286,035. As of August 31, 2022, the Company had a loans receivable balance of $293,618, of which $70,399 are considered current and $223,219 are non-current. The Company has $59,427 recorded as an allowance for doubtful accounts as of November 30, 2022 and August 31, 2022.

Year ending August 31, 2023	$62,816
Year ending August 31, 2024	223,219
$286,035

10

5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Useful lives	November 30, 2022	August 31, 2022
Software and computer equipment	5 years	$635,555	$652,892
Furniture and fixtures and other equipment	3 years	2,960	2,960
Total property and equipment		638,515	655,852
Less accumulated depreciation		(425,721)	(411,219)
Total property and equipment, net		$212,794	$244,633

For the three months ended November 30, 2022 and 2021, depreciation expense was $31,839 and $10,288, respectively.

6. LEASE RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Finance leases

The Company leases a vehicle which meets the classification of a finance lease under ASC 842. The monthly payments are $1,778 and the term is 60 months. The lease commenced on August 26, 2021.

Finance right of use assets are summarized below:

	November 30, 2022	August 31, 2022
Finance Lease	$94,237	$94,237
Less accumulated depreciation	(22,176)	(18,018)
Finance lease, net	$72,061	$76,219

Depreciation expense was $4,158 for the three months ended November 30, 2022 and 2021.

Finance lease liabilities are summarized below:

	November 30, 2022	August 31, 2022
Finance lease liability	$70,728	$75,651
Less: current portion	(13,564)	(18,487)
Long term portion	$57,164	$57,164

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Maturity of lease liabilities are as follows:

November 30, 2022
Year ending August 31, 2023	$16,417
Year ending August 31, 2024	21,340
Year ending August 31, 2025	21,340
Year ending August 31, 2026	19,562
Total future minimum lease payments	78,659
Less imputed interest	(7,931)
PV of payments	$70,728

7. NOTES PAYABLE

As of August 31, 2022, the Company entered into a note payable due to Elev8 Advisors for $75,000. This note bears interest of 17.97% and matures in February 2024.

The Company made payments of $14,353 to bring the note payable balance to $60,647 for the three months ended November 30, 2022.

8. LINE OF CREDIT

The revolving Line of Credit (LOC) consists of new notes in the principal amount of $901,176 that was paid in cash and the conversion of 9,994 of Preferred B stock into debt. The LOC has a maximum draw amount of $5,000,000. Advances on the LOC bear interest, on the outstanding principal balance at a rate equal to ten (10%) per annum. Interest only payments start on July 1, 2023 and the LOC has a maturity date of September 30, 2024. As of November 30, 2022, the Company’s principal balance due is $1,900,535.

9. PPP AND SBA LOANS

The Company also entered into a normal SBA loan during 2020 with a principal amount of $149,900. The note bears interest at a rate of 3.75% per annum. On March 16, 2021, the SBA announced extended deferment periods for all COVID-19 and other disaster loans until 2022. For the three months ended November 30, 2022, the Company made payments of $1,462.

Aggregate principal maturities of the SBA loan is as follows:

Year ending August 31, 2023	$6,577
Year ending August 31, 2024	8,772
Year ending August 31, 2025	8,772
Year ending August 31, 2026	8,772
Year ending August 31, 2027	8,772
Thereafter	$106,773
$148,438

10. RELATED PARTIES

The Board of Directors has adopted a written related party transaction policy. This policy applies to all transactions that qualify for disclosure. Information about transactions involving related persons is reviewed by management. Related persons include Company directors and executive officers, as well as their immediate family members. If a related person has a direct or indirect material interest in any Company transaction, then management would decide whether or not to approve or ratify the transaction. Amounts due to related parties were $159,147 and $159,161 as of November 30, 2022 and August 31, 2022. These amounts are considered a current liability.

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11. COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of August 31, 2022 and 2021, the Company is not aware of any contingent liabilities that has not been be reflected in the financial statements.

12. EQUITY

Series A preferred shares

As of November 30, 2022 and August 31, 2022, 15,500 shares were issued and outstanding with a par value of $.001 These shares were authorized in 2020 and each share is convertible into 0.1% of the total number of shares of common stock outstanding at the time of conversion. Each holder of these preferred shares shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A preferred stock held by each holder are convertible.

Series B preferred shares

In May 2022, the Company authorized 100,000 shares of the Series B preferred stock with a par value of $.001. As of November 30, 2022 and August 31, 2022, the Company has 2,023 and 12,017 Preferred B shares issued and outstanding, respectively. Each share shall be convertible, at the option of the holder into the number of fully paid and nonassessable shares of common stock that have fair market value, in the aggregate, equal to the Series B conversion price.

Series C preferred shares

In June 2022, the Company authorized 50,000 shares of the Series C preferred stock with a stated value of $100 per share and a par value of $.001. As of November 30, 2022 and August 31, 2022, the Company has 50,000 Preferred C shares issued and outstanding. Each holder of outstanding shares of Series C preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series C preferred stock held by such holder are convertible.

13. CONCENTRATIONS

For the three months ended November 30, 2022 and November 30, 2021, the Company had four customers representing 32% of total revenue and one customer representing 56% of total revenue, respectively. For the three months ended November 30, 2022, the Company had four customers representing 61% of total accounts receivable and two customer representing 42% of total accounts receivable as of August 31, 2022.

14. RECLASSIFICATIONS

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

15. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. Federal income tax rate is 21%.

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The provision for Federal income tax consists of the following three months ended November 30:

Federal income taxes attributable to:	2022	2021
Current operations	$212,246	$107,896
Less: valuation allowance	(212,246)	(107,896)
Net provision for federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% of significant stems comprising our net deferred tax amount is as follows:

	November 30,	August 31,
	2022	2022
Net operating loss carryover	$1,668,130	$1,455,884
Less: valuation allowance	(1,668,130)	(1,455,884)
Net deferred income taxes	$-	$-

The Company files income tax returns for federal purposes and in many states. The Company’s tax filings remain subject to examination by applicable tax authorities for certain length of time, generally three to four years, following the tax year to which these filings related. The statue of limitations for adjustment of the net operating losses utilized on these tax returns remains open an additional three to four years, depending on jurisdiction, from the date these returns were filed.

16. SUBSEQUENT EVENTS

In January 2023, the Company converted 2,023 shares of Series B preferred stock into debt.

14

 PROSPECTUS

Business Warrior Corporation

192,413,263 shares of Common Stock

March 28, 2023

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$144
Legal fees and expenses	35,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees	3,500
Miscellaneous	3,500

Total	$52,144

Item 14. Indemnification of Directors and Officers.

Section 17-16-856 of the Wyoming General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Wyoming General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

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The Wyoming General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

-	any breach of the director's duty of loyalty to the corporation or its stockholders;

-	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

-	any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

In the first fiscal quarter, September 1, 2021 through November 30, 2021, the Company issued:

•	21,875,000 shares of common stock in exchange for $1,750,000 of cash associated with a Regulation A
•	200,000 shares of restricted common stock in exchange for $10,000 of cash to a limited amount of investors under a Regulation D offering
•	150,000 shares of restricted common stock for consulting services

In the second fiscal quarter, December 1, 2021 through February 28, 2022, the Company issued:

•	9,720,000 shares of restricted common stock for employee bonuses
•	523,719 shares of restricted common stock for consulting services
•	792,624 shares of restricted common stock in exchange for $39,631 in an outstanding note

In the third fiscal quarter, March 1, 2022 through May 31, 2022, the Company issued:

•	18,004,115 shares of restricted common stock as a part of the acquisition of Helix House
•	1,389,414 shares of restricted common stock for consulting services
•	7,500,000 shares of restricted common stock as a part of a debt settlement
•	1,465,000 shares of restricted common stock for employee bonuses

The Company cancelled 15,020,023 shares of common stock in exchange for 12,017 of Preferred B shares

In the fourth fiscal quarter, June 1, 2022 through August 31, 2022, the Company issued:

•	8,790,111 shares of restricted common stock as a fee to setup a debt instrument
•	1,666,666 shares of restricted common stock for employee bonuses
•	10,000,000 shares of common stock in exchange for $100,000 cash as a part of an offering filed through an S-1
•	3,365,687 shares of restricted common stock for consulting services

All of the securities referred to, above, were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Regulation D promulgated thereunder. All of the foregoing securities as well the Common Stock issuable upon conversion or exercise of such securities, have not been registered under the Securities Act or any other applicable securities laws and are deemed restricted securities, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

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The offering and sales of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience, and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 16. Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit Number	Description

3.1(i)	Articles of Continuance
3.1(ii)	Amended and Restated Articles of Incorporation of Business Warrior
3.2(ii)	Bylaws of Business Warrior Corporation.(incorporated by reference to Exhibit 3.2(ii) to the Company’s Filing on Form S-1 on June 16, 2022)
5.1**	Opinion of Jonathan D. Leinwand, P.A.
10.1	Plan and Agreement of Merger and Reorganization
10.2	Marketing Program agreement with vonRick
10.3	Consulting agreement with Kevin Kading
10.4	Customer Relationship Management software agreement with Hubspot, LLC
10.5	Agreement with Chatmeter
10.6	Helix House Membership Interest Purchase Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Filing on Form S-1 on June 8, 2022)
10.7	Series B Exchange Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Filing on Form S-1 on June 8, 2022)
10.8	Common Stock Purchase Agreement (Keystone) (incorporated by reference to Exhibit 10.8 to the Company’s Filing on Form S-1 on June 8, 2022)
10.9	Registration Rights Agreement (Keystone) (incorporated by reference to Exhibit 10.9 to the Company’s Filing on Form S-1 on June 8, 2022)
23.1*	Consent of Accell Audit & Compliance, P.A.
23.2*	Consent of Jonathan D. Leinwand, P.A. (contained in Exhibit 5.1 filed herewith)
107	Filing Fee Table
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Filed herewith.

** To be added by amendment.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on March 27, 2023.

Business Warrior Corporation

By:	/s/ Rhett Doolittle
Name: Rhett Doolittle
Title: Chief Executive Officer and Director (Principal Executive Officer) (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rhett Doolittle, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rhett Doolittle	Chief Executive Officer and Director	March 27, 2023
Rhett Doolittle	(Principal Executive Officer)(Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan Brooks	President and Director	March 27, 2023
Jonathan Brooks

/s/ Jeremy Keehn	Director	March 27, 2023
Jeremy Keehn

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